PRODUCT SUPPLY AGREEMENT

                                     BETWEEN

                           INEX PHARMACEUTICALS, INC.

                                       AND

                           ENZON PHARMACEUTICALS, INC.

                                January 19, 2004

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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                                     - ii -


                                TABLE OF CONTENTS

Article 1 Interpretation......................................................6
     1.1    Definitions.......................................................6
     1.2    Entire Agreement; Conflicts......................................15
     1.3    Governing Law....................................................15
     1.4    Headings.........................................................15
     1.5    Severability.....................................................15

Article 2 Purchasing and Price...............................................15
     2.1    Purchase Price of Product........................................15
     2.2    Terms of Payment for Manufacturing Cost Plus.....................16
     2.3    Terms of Payment for Deferred Sales Payments.....................17
     2.4    Remuneration respecting Sublicensees.............................17
     2.5    Third Party Payments.............................................17
     2.6    Commercial Sales of Development Stock............................17
     2.7    Reports and Payment..............................................18
     2.8    Withholding Taxes................................................18
     2.9    Foreign Payments.................................................19
     2.10   Method of Payment................................................19
     2.11   Late Payments....................................................19
     2.12   Records..........................................................19
     2.13   Audits...........................................................19

Article 3 Forecasting and Purchase Orders....................................20
     3.1    Sales and Operations Plan........................................20
     3.2    Purchase Orders Issued Before First FDA Approval.................21
     3.3    Purchase Orders Issued After First FDA Approval..................22

Article 4 Manufacturing......................................................22
     4.1    Technical Activities to Support Manufacturing....................22
     4.2    Manufacturing in Compliance......................................22
     4.3    Subcontractors...................................................22
     4.4    Technical Transfer to and Manufacture by Enzon...................22
     4.5    Material Change to Financial Terms...............................23
     4.6    Quality/Technical Agreement......................................23

Article 5 Supply and Shipment................................................24
     5.1    Shipping Notification............................................24
     5.2    Shipment of Product..............................................24
     5.3    Shipment of Released Product.....................................24
     5.4    Risk of Loss and Shipping Expenses...............................24
     5.5    Rejection of Delivered Product...................................24
     5.6    Obsolescence and Returns.........................................25
     5.7    Disposal and Destruction.........................................25

Article 6 Product Receipt and Distribution...................................25
     6.1    Receipt..........................................................25
     6.2    Storage and Handling.............................................25
     6.3    Distribution.....................................................25

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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                                     - iii -


     6.4    Records for Traceability.........................................25

Article 7 Shipments for Launch...............................................25
     7.1    Consequence of Launch Supply Failure.............................25
     7.2    Enzon's First Option to Terminate................................26
     7.3    Enzon's Second Option to Terminate...............................26
     7.4    Cure by Inex.....................................................26

Article 8 Changes............................................................27
     8.1    Enzon's Right to Notice of and Consent to Changes................27
     8.2    New Regulatory Requirements......................................27
     8.3    Reservation......................................................27

Article 9 Commercialization..................................................27
     9.1    Regulatory Compliance............................................27
     9.2    Assignment of Trademarks.........................................28
     9.3    Use of Inex Trademarks in Labelling..............................28
     9.4    Patent Marking...................................................28
     9.5    Commercialization Efforts........................................28
     9.6    Commercial Diligence in accordance with Commercialization Plan...28
     9.7    Overview of Commercialization....................................29
     9.8    Subcontractors...................................................29
     9.9    Commercialization Plans..........................................29
     9.10   Funding of Commercialization Costs...............................30
     9.11   Consequence of No Sales..........................................30
     9.12   Reports..........................................................30
     9.13   Launch of Competitive Product by Enzon...........................31

Article 10 Joint Steering Committee..........................................31
     10.1   Joint Steering Committee.........................................31
     10.2   Meetings of the Joint Steering Committee.........................32
     10.3   Working Committees...............................................32

Article 11 Pharmacovigilance, DDMAC and Recalls..............................32
     11.1   Regulatory Responsibilities......................................32
     11.2   Pharmacovigilance Agent..........................................33
     11.3   Agency for DDMAC Activities and the Like.........................33
     11.4   Agent for Regulatory Authorities Generally.......................34
     11.5   Recalls and Withdrawals of Product...............................34
     11.6   Replacement Shipments............................................35

Article 12 Restrictive Covenants; Title......................................35
     12.1   Injunctive Relief................................................35
     12.2   Ownership of Pre-Existing Intellectual Property Rights...........35
     12.3   Ownership of Intellectual Property Rights in the Product.........35
     12.4   Ownership of Regulatory Approvals and Regulatory Submissions.....36
     12.5   Ownership of Intellectual Property Rights Outside the
            Commercialization and Co-Promotion...............................36
     12.6   Co-operation.....................................................36
     12.7   Prosecution and Maintenance of Licensed Patents..................36
     12.8   Notice of Inventions.............................................37

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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                                     - iv -


     12.9   Restriction on Attacks on Intellectual Property..................37
     12.10  Elan a Third Party Beneficiary...................................37

Article 13 Allocation of Risk................................................37
     13.1   Limits...........................................................37
     13.2   Conduct of Infringement Proceedings..............................38
     13.3   Defense of Infringement Proceedings..............................38
     13.4   Co-operation with Other Licensees................................38

Article 14 Indemnification and Liability Limitations.........................38
     14.1   Indemnification by Enzon.........................................38
     14.2   Indemnification by Inex..........................................39
     14.3   Notice of Claims.................................................40
     14.4   Consequential Losses.............................................40
     14.5   Actions Between the Parties......................................41
     14.6   Insurance........................................................41

Article 15 Confidential Information and Publication..........................41
     15.1   Treatment of Confidential Information............................41
     15.2   Permitted Disclosures............................................41
     15.3   Publications Generally...........................................42
     15.4   No Limitation on Regulatory Compliance...........................42

Article 16 Dispute Resolution................................................42
     16.1   Negotiation......................................................42
     16.2   Arbitration......................................................43
     16.3   Consent to Jurisdiction..........................................43

Article 17 Termination.......................................................43
     17.1   Term of Agreement................................................43
     17.2   Renewal..........................................................44
     17.3   Termination for Breach...........................................44
     17.4   Termination upon Bankruptcy......................................44
     17.5   Termination of Related Agreements................................44
     17.6   Effect of Termination............................................45
     17.7   Consequences of Termination in Certain Circumstances.............45
     17.8   Additional Consequences of Termination...........................46
     17.9   Survival of Obligations; Return of Confidential Information......46

Article 18 Miscellaneous.....................................................47
     18.1   Assignment.......................................................47
     18.2   Counterparts.....................................................47
     18.3   Exhibits and Appendices..........................................47
     18.4   Force Majeure....................................................47
     18.5   Further Assurances...............................................48
     18.6   International Sale of Goods Act..................................48
     18.7   Modification.....................................................48
     18.8   No Agency........................................................48
     18.9   No Solicitation or Hiring of Employees...........................48
     18.10  Non-Use of Names.................................................48
     18.11  Notices..........................................................48
     18.12  Parallel Imports.................................................50
     18.13  Publicity........................................................50
     18.14  No Third Party Beneficiaries.....................................51
     18.15  Waiver...........................................................51
     18.16  Cross Default....................................................51

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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                            PRODUCT SUPPLY AGREEMENT

This PRODUCT SUPPLY AGREEMENT dated as of the 19th day of January, 2004 between Inex Pharmaceuticals, Inc., a corporation duly incorporated pursuant to the laws of Delaware, USA, having a registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (hereinafter referred to as "Inex"), and Enzon Pharmaceuticals, Inc., a corporation duly incorporated pursuant to the laws of Delaware, having a principal place of business at 685 Route 202/206, Bridgewater, New Jersey 08807 (hereinafter referred to as "Enzon").

INTRODUCTION

A. Enzon is a pharmaceutical company with operations in research and development, import, export, manufacture and sale of pharmaceutical products;

B. Inex is in the business of developing, manufacturing and selling certain pharmaceutical products, including Vincristine Sulfate Liposomes Injection (as further defined in this Agreement);

C. Of even date hereof, the Parties have entered into a Development Agreement for the development of Vincristine Sulfate Liposomes Injection and for the purpose of enabling Enzon to acquire rights to develop, market, distribute and sell Inex's Vincristine Sulfate Liposomes Injection product;

D. Subject to the terms and conditions set forth in this Agreement, Enzon wishes to have Inex supply to Enzon Vincristine Sulfate Liposomes Injection; and

E. Inex wishes to supply same to Enzon;

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

                            Article 1 Interpretation

1.1   Definitions

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meaning set out therefor in the Development Agreement and the Co-Promotion Agreement. In the event of a conflict between the definitions set out for capitalized terms in this Agreement and the capitalized terms set out in any other Related Agreement, the priority set out in Section
1.2 shall govern. For purposes of this Agreement, the following terms will have the meanings set forth below:

      1.1.1   "Adverse Drug Event" will have the meaning set forth in Exhibit
              1.1.1.

      1.1.2 "Affiliate" means any corporation, company, partnership, joint venture or other person or entity which controls, is controlled by or is under common control with a Party. For purposes of this
              Section 1.1.2, "control" shall mean (a) in the case of corporate entities,

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              direct or indirect ownership of at least 50% of the stock or shares (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote for the election of directors or otherwise having the power to vote on or direct the affairs of such Party; and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest or the power to direct the management and policies of such non-corporate entities.

      1.1.3 "Agreement" means this Product Supply Agreement including all exhibits attached to this Agreement.

      1.1.4 "Applicable Laws" means all applicable federal, provincial, state and local laws, ordinances, rules and regulations of any kind whatsoever in the Territory, including, without limitation, pharmaceutical and environmental rules and regulations, including cGMP Requirements, GCP Requirements, GLP Requirements and the General Biological Products Standards of the FDA, and the Federal Food, Drug and Cosmetic Act, as amended, or any successor act thereto ("FDCA").

      1.1.5   "Approved S&OP" has the meaning set out in Section 3.1.4.

      1.1.6 "Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in New York City, New York, USA.

      1.1.7 "Calendar Quarter" means the three-month period ending on March 31, June 30, September 30 or December 31.

      1.1.8 "cGMP Requirements" shall mean the current Good Manufacturing Practices standards required by the FDA, the Therapeutic Products Directorate Organization of Health Canada ("TPD") and the equivalent Regulatory Authority(ies) elsewhere in the Territory, and the applicable regulations, policies or guidelines of each of them in effect for the manufacture and testing of pharmaceutical materials, active ingredients, or excipients, as applicable.

      1.1.9 "Code" or "Codes" means the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA) and the American Medical Association (AMA) Guidelines on Gifts to Physicians from Industry, as either of the foregoing may be amended from time to time.

      1.1.10 "Commercial Quarter" means a Calendar Quarter during which Net Sales are recorded.

      1.1.11 "Commercial Year" means a period of four consecutive Calendar Quarters commencing with the Initial Commercial Quarter.

      1.1.12 "Commercialization" means the activities customarily associated with sales of pharmaceutical products including without limitation, DDMAC Activities, price and reimbursement negotiations, pre-launch and launch activities, marketing, sales, distribution, Post-Approval Clinical Activities, the development, prosecution, registration and maintenance of trademarks, trade names and domain names, and Pharmacovigilance in each country in the Territory.

      1.1.13 "Commercialization Costs" means the cost of Commercialization of the Product, including the Commercialization FTE Costs and Out-of-Pocket Costs utilized or incurred by a Party in fulfilling its obligations under the then-current Commercialization Plan and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              all Commercialization FTE Costs and Out of Pocket Costs incurred in excess of the Budget in the then-current Commercialization Plan, provided that any such excess costs have been approved in advance by the Joint Steering Committee. For greater certainty, "Commercialization Costs" do not include Development Costs as defined in the Development Agreement.

      1.1.14 "Commercialization FTE" means a scientific or technical person employed by a Party or a Party's Affiliates and assigned to work on Commercialization with such time and effort to constitute one person working on Commercialization on a full time basis consistent with normal business and scientific practice (e.g., having appropriate education, training and experience and working *** hours per year of dedicated effort).

      1.1.15 "Commercialization FTE Costs" means the price of Commercialization FTEs to be used for the purposes of determining the costs incurred with respect to personnel performing work on the Commercialization in accordance with the then-approved Commercialization Plan. The price per Commercialization FTE shall initially be *** per Commercialization FTE year or pro-rata portion thereof incurred on the Commercialization. The Commercialization FTE rate includes all the fully burdened cost of salary, employee benefits, incidental materials, travel, lodging and other expenses including support staff and direct and indirect overhead for or associated with a Commercialization FTE. On each anniversary of the Effective Date, the FTE rate shall be raised by a percentage equal to the percentage increase in the Index (defined below) for the twelve
              (12) month period ending with December of the calendar year immediately preceding such anniversary date (such increase, the "CPI Increase"). For purposes of this Agreement, the term "Index" shall mean the Consumer Price Index for all Urban Consumers (CPI-U) - - U.S. City Average. All Items (1982-1984 = 100), as published by the United States Bureau of Labor Statistics, or if such index is no longer published, then the index most comparable thereto.

      1.1.16 "Commercialization Plan" means the Commercialization Plan for Commercializing the Product, together with a corresponding budget accounting for the anticipated Commercialization Costs to be expended or incurred by each Party in conducting the Commercialization. The Parties will adopt a definitive Commercialization Plan in accordance with Section 9.9, which Commercialization Plan will form a part of this Agreement.

      1.1.17 "Commercially Reasonable Efforts" means efforts which are not less than those efforts a Party makes with respect to other pharmaceutical products in its portfolio (but, in any event, not less than the efforts that would be exerted by a reasonably prudent and diligent pharmaceutical company similarly situated and seeking to accomplish similar objectives), taking into account the product's market potential, level of competition, number of prescribers and other relevant factors.

      1.1.18 "Competitive Product" means any liposomal medicinal products where such liposomal medicinal products incorporate Vincristine.

      1.1.19  "Confidential Information" means:

              (a) all proprietary information and materials, patentable or otherwise, of a Party which is disclosed in writing by or on behalf of such Party to the other Party and marked as confidential or proprietary, including DNA sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports,

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        Inex Technology, preclinical and clinical trials and the results thereof, sources of supply, patent positioning, marketing plans and business plans, including any negative developments;

              (b) any other information, oral or written, designated in writing by the disclosing Party to the other Party as confidential or proprietary within ten (10) days after such disclosure, whether or not related to the making, use, importing or selling of the Product; and

              (c) the Data, the Inex Technology, the Regulatory Approvals and Regulatory Submissions, and the Licensed Patents (all of which are deemed to be Confidential Information of Inex);

              provided that Confidential Information shall not include such information which:

              (d) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party or its Affiliates; or

              (e) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by an independent, unaffiliated Third Party rightfully in possession of the Confidential Information; or

              (f) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates; or

              (g) the receiving Party can verify, by written documentation, results from research and development by the receiving Party or any of its Affiliates independent of disclosure by the other Party thereof.

      1.1.20  "Co-Promotion" has the meaning set out in the Co-Promotion
              Agreement.

      1.1.21 "Co-Promotion Agreement" means the Co-Promotion Agreement between Inex and Enzon of even date herewith.

      1.1.22 "DDMAC Activities" mean all jointly agreed-to activities performed or to be performed by one or both Parties in accordance with the requirements of the Division of Drug Marketing, Advertising and Communications, Center for Drug Evaluation and Research of the FDA, and the Office of the Inspector General of the Department of Health and Human Services of the United States.

      1.1.23 "Deferred Sales Price" and "Deferred Sales Payment" shall have the meaning set forth in Exhibit 2.1.1(b).

      1.1.24 "Development Agreement" shall mean the Development Agreement between Inex and Enzon entered into as of the Effective Date.

      1.1.25 "DMF" means each drug master file, as defined by the FDA, held by Inex or Inex's contract manufacturers.

      1.1.26  "Dollar" and "$" means United States Dollars.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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      1.1.27  "Effective Date" means the date shown on page one of this
              Agreement.

      1.1.28 "FDA" means the United States Food and Drug Administration or any successor agency thereto.

      1.1.29 "First Commercial Sale" means (a) with respect to a country in the Territory, the first sale by Enzon, its sublicensees or its Affiliates for use, consumption or resale of the Product in such country (excluding any sales for clinical trials, compassionate uses or other non-commercial purposes) and (b) with respect to the Territory, the First Commercial Sale in any country within the Territory. A sale to a sublicensee or an Affiliate shall not constitute a First Commercial Sale unless the sublicensee or Affiliate is the end user of the Product.

      1.1.30  "Forecast" shall have the meaning set out in Section 3.1.2.

      1.1.31 "GCP Requirements" or "Good Clinical Practices" means the then current standards for clinical trials for pharmaceuticals as required by the FDA, the TPD and the equivalent Regulatory Authority(ies) elsewhere in the Territory, and as applicable, the policies and guidelines of the International Conference on Harmonization in effect for the clinical testing of pharmaceutical materials.

      1.1.32 "GLP Requirements" or "Good Laboratory Practices" means the current Good Laboratory Practices standards required by the FDA and the TPD and the equivalent Regulatory Authority(ies) elsewhere in the Territory in effect for the testing of pharmaceutical materials as applied to raw materials and finished products.

      1.1.33 "include" and "including" (and the like) means "including, without limitation".

      1.1.34  "Indemnitee" shall have the meaning set out in Section 14.3.

      1.1.35  "Indemnitor" shall have the meaning set out in Section 14.3.

      1.1.36 "Inex Technology" means all technical information and know-how owned or controlled by Inex which relates to the Product and is necessary or useful for the development and commercialization of the Product and shall include:

              (a) as of the Effective Date, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information owned or controlled by Inex and necessary or useful for the development and commercialization of the Product;

              (b) any Data referred to in Section 10.3 of the Development Agreement; and

              (c)       any Data referred to in Section 12.3.

      1.1.37 "Intellectual Property Rights" means any rights to any Patents and copyright rights and registrations and applications for registration of the foregoing rights, and trade secrets and moral rights. "Intellectual Property Rights" do not include trademark, domain name or trade name rights.

      1.1.38 "Initial Commercial Quarter" means the Calendar Quarter during which the First Commercial Sale is recorded.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.39 "Joint Steering Committee" or "JSC" means the committee formed pursuant to Section 10.1 and having the duties and responsibilities set forth in Exhibit 10.1. The Joint Steering Committee formed under this Agreement shall be the same as the Joint Steering Committee formed under the Development Agreement.

      1.1.40 "Licensed Patents" means the Patents owned or controlled by Inex relating to VSLI and necessary or useful for the development and commercialization of the Product, and shall include:

              (a)       as of the Effective Date, the Inex Patents, the ***;

              (b) any Patents on inventions referred to in Section 10.3 of the Development Agreement;

              (c)       any Patents on inventions referred to in Section 12.3;

              (d) any Patents to which Inex acquires a right to grant a sublicense to Enzon pursuant to Section 2.5.2 or 14.2.

      1.1.41  "Losses" has the meaning set out in Section 14.1.1.

      1.1.42 "Manufacture" shall mean the performance of all activities or a portion thereof for the manufacture of Product and Product Components, including the shipping, receipt, handling, testing, and storage of starting materials, the bulk manufacture, filling, packaging, labelling, testing, storage, shipping or receiving of the Product and Product Components, and all associated activities, including quality control and quality assurance. "Manufacturing", and "Manufactured" shall have comparable meanings.

      1.1.43 "Manufacturing Cost" shall mean, with respect to Manufacture of the Product the costs described in Exhibit 2.1.1(a).

      1.1.44 "Manufacturing FTE" means a person employed by Inex or its Affiliates and assigned to work, at least as a portion of his or her responsibilities, on Manufacturing with such time and effort to constitute one person working on Manufacturing on a full time basis consistent with normal business and pharmaceutical practice (e.g., having appropriate education, training and experience and working 1800 hours per year of dedicated effort).

      1.1.45 "Manufacturing FTE Cost" means the price of Manufacturing FTEs to be used for the purposes of determining the costs incurred with respect to personnel performing work on the Manufacturing. The price per Manufacturing FTE shall be *** per Manufacturing FTE year or pro-rata portion thereof incurred on the Manufacturing. The Manufacturing FTE rate includes all the fully burdened cost of salary, employee benefits, incidental materials, travel, lodging and other expenses including support staff and direct and indirect overhead for or associated with a Manufacturing FTE. On each anniversary of the Effective Date, the Manufacturing FTE rate shall be raised by a percentage equal to the percentage increase in the Index (defined below) for the twelve (12) month period ending with December of the calendar year immediately preceding such anniversary date (such increase, the "CPI Increase"). For purposes of this Agreement, the term "Index" shall mean the Consumer Price Index for all Urban Consumers (CPI-U) - - U.S. City Average. All Items (1982-1984 = 100), as published by the United States Bureau of Labor Statistics, or if such index is no longer published, then the index most comparable thereto.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.46 "Master Production Record" shall mean Inex's complete detailed manufacturing and control instructions and specifications for the manufacture of the Product, as defined by Regulatory Requirements, as amended from time to time by mutual agreement of the Parties. The current Master Production Record is identified as set out in
              Exhibit 1.1.44.

      1.1.47 "NDA" means a New Drug Application in accordance with the rules and regulations of the FDA.

      1.1.48 "Net Sales" means the aggregate United States dollar equivalent of gross revenues invoiced by Enzon and its Affiliates and its Sublicensees from or on account of the sale of the Product to Third Parties, less deductions allowed to customers by Enzon, its Affiliates or Sublicensees as the case may be, to sell the Product using generally accepted accounting principles and reasonable practices with respect to sales of all Enzon's products, consistently applied, for the following:

              ***

              (collectively, the "Permitted Deductions"). No deduction shall be made for any item of cost incurred by Enzon, its Affiliates or Sublicensees in preparing, shipping or selling the Product except as permitted pursuant to Sections 1.1.48Error! Reference source not found. through 1.1.48(g) inclusive. Net Sales shall not include any transfer between any of Enzon and any of its Affiliates or Sublicensees for resale, but Net Sales shall include the subsequent final sales to Third Parties by such Affiliates or Sublicensees. Fair market value shall be assigned to any and all non-cash consideration such as but not limited to any credit, barter, benefit, advantage or concession received by Enzon or its Affiliates or Sublicensees in payment for sale of the Product. As used in this definition, a "sale" shall have occurred on the earlier of when the Products are invoiced or shipped. Notwithstanding anything herein to the contrary, the following shall not be considered a sale of a Product under this Agreement:
              (i) the transfer of a Product to a Third Party without consideration to Enzon in connection with the development or testing of a Product; or (ii) the transfer of a Product to a Third Party without consideration in connection with the marketing or promotion of the Product (e.g., pharmaceutical samples). Notwithstanding the foregoing, in calculating Net Sales, no deductions from gross revenues that are not permitted by U.S. GAAP from being deducted for the purposes of such calculation shall be deducted.

      1.1.49 "not to be unreasonably withheld" and the like means not to be unreasonably withheld or delayed.

      1.1.50 "Notice of Rejection" shall have the meaning set out in Section 5.5.1.

      1.1.51 "Out-of-Pocket Cost" means an out-of-pocket payment made by a Party to a Third Party but only to the extent such payment relates to costs which are incurred by such Party with respect to fulfilling its obligations with respect to Commercialization, Manufacturing, or Co-Promotion.

      1.1.52  "Party" means Inex or Enzon and "Parties" means Inex and Enzon.

      1.1.53 "Person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body, and any other form of entity or organization.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      1.1.54 "Pharmacovigilance" means all the activities associated with maintaining an effective drug safety monitoring system and adverse events reporting system in compliance with the requirements of Regulatory Authorities.

      1.1.55 "Prime Rate" means the prime or equivalent rate quoted by Citibank, N.A. from time to time.

      1.1.56  "Product" means VSLI.

      1.1.57 "Product Components" means all components of Products, including Sodium Phosphate Injection, Sphingomyelin Cholesterol Liposome Injection, and Vincristine Sulfate Injection.

      1.1.58 "Purchase Order" means a purchase order from Enzon to Inex for the Product issued in accordance with the provisions herein.

      1.1.59  "Purchase Price" shall have the meaning set forth in Section 2.1.

      1.1.60 "QA" means Quality Assurance, being that part of each management system, within Inex and Enzon separately, having responsibility for assuring the quality of the Product in respect of compliance with Regulatory Requirements.

      1.1.61  "Quality/Technical Agreement" shall have the meaning set forth in
              Section 4.6.

      1.1.62  "Reference Price" has the meaning given it in Section 2.2.1.

      1.1.63 "Regulatory Approvals" means all necessary and appropriate regulatory approvals which must be obtained before placing the Product on the market in the Field in any country in the Territory in which such approval is required, including without limitation, INDs, NDAs, and any other comparable terms as applicable with regard to any such approvals in any other country in the Territory.

      1.1.64  "Regulatory Authority" or "Regulatory Authorities" means:

              (a) the FDA, the TPD and the equivalent Regulatory Authority(ies) elsewhere in the Territory, whether federal, provincial, state or municipal, regulating the importation, distribution, marketing and/or sale of therapeutic substances in the Territory; and

              (b) the corresponding governmental authorities, whether federal, provincial, state or municipal, of each other applicable jurisdiction outside the Territory in which the Product will be developed, used or sold.

      1.1.65  "Regulatory Requirements" means:

              (a) Applicable Laws, rules, regulations, guidances, and the Codes and Standards in respect of all activities of the Parties and their permitted Representatives under the Related Agreements, including guidances in respect of quality control and QA procedures and processes, manufacturing and production batch records (including the Master Production Record), packaging, handling, storage, delivery and retention of raw material and Product samples and associated support data, and all licenses, certificates, authorizations or requirements from Regulatory Authorities; and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (b) the corresponding laws, rules, regulations and guidances of each other applicable jurisdiction outside the Territory in which such activities take place.

      1.1.66 "Regulatory Submissions" means all submissions and filings made in furtherance of obtaining and maintaining any Regulatory Approvals.

      1.1.67 "Related Agreements" means, collectively, this Agreement, the Quality/Technical Agreement, the Development Agreement and the Co-Promotion Agreement.

      1.1.68 "Representatives" means, in respect of a Party, that Party's Affiliates and their respective directors, officers, employees, consultants, subcontractors, sublicensees, agents, representatives and other persons acting under their authority.

      1.1.69  "S&OP" has the meaning set out in Section 3.1.1.

      1.1.70 "SOP" means the duly authorized and documented standard operating procedure practised by each of Enzon and Inex in the performance of a specified process.

      1.1.71 "Specifications" means the specifications for Manufacturing the Product and the related methods and stability protocols and procedures as set forth in the approved NDA and any supplements and amendments thereto, together with the specifications for raw materials, packaging, sampling, shipping and storage of Product. The Specifications are set forth at Exhibit 1.1.71 attached hereto.

      1.1.72 "Standards" means the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support of Continuing Medical Education, as they may be amended from time to time.

      1.1.73 "Sublicensee" means a Third Party which is not an Affiliate of Enzon and to whom Enzon has granted a sublicense for the purpose of developing, using, selling, having sold, distributing or importing the Product in one or more countries of the Territory.

      1.1.74  "Term" shall have the meaning set out in Section 17.1.

      1.1.75  "Territory" means Mexico, Canada and the USA.

      1.1.76 "Third Party" means any Person other than a Party or an Affiliate of a Party.

      1.1.77 "Trademarks" means trademarks, trade names, and domain names identified in Exhibit 1.1.77 and all alternate trademarks adopted and used by Enzon for the Product and all applications and registrations therefor in the Territory.

      1.1.78 "USA" means the United States of America, including its territories, possessions and the Commonwealth of Puerto Rico.

      1.1.79 "Vincristine" means the chemical compound known as vincristine sulfate.

      1.1.80 "Vincristine Sulfate Liposomes Injection" or "VSLI" means Vincristine encapsulated in sphingomyelin/cholesterol liposomes or a kit for production of same.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

1.2   Entire Agreement; Conflicts

This Agreement, together with the other Related Agreements, constitutes the entire agreement between the Parties concerning the subject matter hereof. In the event of a conflict between the terms and conditions set out in any of the Related Agreements, the following agreement shall govern in the following priority:

      1.2.1   this Agreement; then

      1.2.2   the Quality/Technical Agreement; then

      1.2.3   the Development Agreement; and then

      1.2.4   the Co-Promotion Agreement.

1.3   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Delaware in force therein without regard to its conflict of law rules.

1.4   Headings

The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. References to Articles are references to Articles of this Agreement and the Sections contained therein, and references to Sections are references to Sections of this Agreement.

1.5   Severability

If a court or other tribunal of competent jurisdiction should hold any term or provision of this agreement to be excessive, invalid, void or unenforceable, the offending term or provision shall be deemed inoperative to the extent it conflicts with such holding and shall be deemed to be modified to the extent necessary to conform with such statute or rule of law, while still preserving, to the extent practicable, the legitimate aims of the Parties, provided that the remaining portions hereof shall remain in full force and effect. In the event that the terms and conditions of this Agreement are materially altered as a result of the above, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

                         Article 2 Purchasing and Price

2.1   Purchase Price of Product

      2.1.1 Subject to the terms of this Agreement, Enzon will purchase Product from Inex for commercial resale at the Purchase Price comprised of the sums set forth in this Section 2.1.1 ("Purchase Price") below:

              (a) Manufacturing Cost for the units delivered as set forth in Exhibit 2.1.1(a) plus five percent (5%)

              (b)       Deferred Sales Payments as set forth in Exhibit
                        2.1.1(b); and

              (c) Sales Threshold Bonuses ("Sales Threshold Bonuses") as follows:

                        (i) Ten Million Dollars ($10,000,000) payable when cumulative Net Sales first exceeds One Hundred Twenty-five Million Dollars ($125,000,000) in any rolling four (4) Commercial Quarter period; and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        (ii) Fifteen Million Dollars ($15,000,000) payable when cumulative Net Sales first exceeds Two Hundred Fifty Million Dollars ($250,000,000) in any rolling four (4) Commercial Quarter period.

      2.1.2 Subject to the terms of this Agreement, Enzon will purchase Product from Inex for use in Post-Approval Clinical Activities at a purchase price equal to the Manufacturing Cost.

      2.1.3 The Parties shall cooperate in good faith to establish a mechanism to share on a 50/50 basis the per unit financial benefit associated with any reduction in the Manufacturing Cost derived from the Technical and Manufacturing Support Activities described in Section 5.6.2 of the Development Agreement and/or the transfer of Manufacturing to Enzon (if any) pursuant to Section 4.4. If the Parties cannot agree, either Party may refer the matter to resolution pursuant to Article 16.

2.2   Terms of Payment for Manufacturing Cost Plus

With respect to payments pursuant to Section 2.1:

      2.2.1 On or before Enzon issues its first pre-launch Purchase Order pursuant to Section 3.2.1, but in any event on or before the earlier of: 45 days of the Effective Date; and the date of the first Purchase Order, the Parties will agree on their best estimate of the Manufacturing Cost for a unit of Product for 2004 plus five percent (the "Reference Price"). If the Parties are unable to agree on such price, either Party may refer the matter for resolution pursuant to Article 16.

      2.2.2 Upon shipment of Product and complete QA documentation related thereto, including Certificate(s) of Analysis, to Enzon, Inex shall deliver an invoice to Enzon for the Product included in such shipment, which invoice shall be based on the Reference Price for the units of Product shipped. Provided the Product has not been rejected pursuant to Section 5.5.1, Enzon agrees to pay each such invoice within thirty (30) days after its receipt of the shipment, complete QA documentation for such shipment and the applicable invoice.

      2.2.3 Within twelve (12) Business Days after the end of each Calendar Quarter, Inex shall calculate the actual Manufacturing Cost for the units of Product shipped to Enzon during such Calendar Quarter and deliver a report setting forth such actual Manufacturing Cost (with amounts broken out for the line items reflected in Exhibit 2.1.1(a)). Any Manufacturing Cost for the units of Product shipped to Enzon during any Calendar Quarter and not captured in the calculation delivered in the report referred to in this Section shall be captured in subsequent reports.

      2.2.4 If the aggregate actual Manufacturing Cost for all the units of Product shipped to Enzon (and for which Enzon owed or owes payment to Inex pursuant to Section 2.2.2) during such Calendar Quarter exceeds the aggregate Reference Price paid or payable by Enzon pursuant to Section 2.2.2 for the units of Product so shipped, then Inex will deliver an invoice to Enzon (contemporaneous with the report described in Section 2.2.3) for the amount of such excess. Enzon shall pay such invoice within thirty (30) days from the receipt of such invoice.

      2.2.5 If the aggregate actual Manufacturing Cost for all the units of Product shipped to Enzon (and for which Enzon owed or owes payment to Inex pursuant to Section 2.2.2) during such Calendar Quarter is less than the aggregate Reference Price paid or payable by

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              Enzon pursuant to Section 2.2.2 for the units of Product so shipped, then Inex will deliver a credit statement to Enzon (contemporaneous with the report described in Section 2.2.3) for the amount of such deficiency. The amount of the deficiency shall be credited against future amounts owed by Enzon to Inex under
              Section 2.2.2.

      2.2.6 At least once annually, or as more frequently as the Parties may agree, the Parties will agree on their best estimate of a revised Reference Price, and thereafter use the revised Reference Price for the purposes of invoices issued pursuant to Section 2.2.2. If the Parties are unable to agree on such price, either Party may refer the matter for resolution pursuant to Article 16.

2.3   Terms of Payment for Deferred Sales Payments

With respect to the Deferred Sales Payment as set forth in Section 2.1.1(b), on a quarterly basis, Enzon shall make a Deferred Sales Payment in accordance with
Exhibit 2.1.1(b) on each unit of Product in every country in the Territory until the expiry of the Term in such country.

2.4   Remuneration respecting Sublicensees

In the event Enzon grants sublicenses to others to sell the Product, such sublicenses shall include an obligation for the Sublicensee to account for and report its sales of the Product on the same basis as if such sales were sales of Enzon, and Inex shall receive compensation in the same amounts as if the sales of the Sublicensee were sales of Enzon.

2.5   Third Party Payments

      2.5.1 Inex shall pay all royalties or other remuneration owing to Third Parties pursuant to agreements between Inex and such Third Parties in effect as of the Effective Date which result from the exercise by Enzon of the rights granted in Section 2.1 of the Development Agreement.

      2.5.2 If, during the term of this Agreement, Enzon and Inex mutually agree that it is necessary to seek a license from any Third Party in the Territory in order to avoid infringement during the exercise of the rights herein granted or if a court of competent jurisdiction determines that such a license is required, or if an independent, mutually acceptable Third Party patent attorney determines that such a license is required (in accordance with the procedure outlined in this Section 2.5.2), ***. In the event that the Parties are unable to agree on whether any such license is needed or on the terms of such license, the Parties shall submit such dispute to an independent, mutually acceptable Third Party patent attorney for a final and binding determination of such dispute, and the Parties shall equally share the cost of engaging such patent attorney.

      2.5.3 Notwithstanding the provisions of Section 2.5.2, if the license from the Third Party or the royalty or other fee payable to such Third Party gives rise to an indemnification obligation under the Related Agreements in favour of Enzon on the part of Inex, then such royalty or other fee shall be paid by Inex as Losses in accordance therewith.

2.6   Commercial Sales of Development Stock

Any Product produced for Development which, by agreement of the Parties, is converted to commercial stock for resale, will be sold by Inex to Enzon for commercial sale pursuant to this Agreement, and any

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

contribution of Development Costs already paid by Enzon in respect of such stock will be credited against Enzon's purchase of such stock.

2.7   Reports and Payment

Enzon shall deliver to Inex within thirty (30) days after the end of each Commercial Quarter a written report showing its computation of Deferred Sales Payments and Sales Threshold Bonuses, if any, due under this Agreement in respect of such Commercial Quarter, and setting out:

      2.7.1 Net Sales segmented in each such report according to sales by Enzon, each Affiliate and each Sublicensee, as well as on a country-by-country and month-by-month basis.

      2.7.2 Deductions from gross revenues by the categories for same set out in the definition of Net Sales.

      2.7.3 The rates of exchange used to convert such Deferred Sales Payments to United States dollars from the currency in which such sales were made. For purposes hereof, such conversion calculations are to be made on a monthly basis and the rate of exchange to be used for converting Deferred Sales Price payments hereunder from a foreign currency to United States dollars in any month shall be equal to the average of: (i) the daily foreign mid-range rate as published in the Wall Street Journal (or any rate replaced thereby) in respect of the first Business Day of the relevant month; and (ii) the same rate in respect of the last Business Day of the relevant month.

Enzon, simultaneously with the delivery of each such report, shall tender payment in United States dollars all Deferred Sales Payments and Sales Threshold Bonuses, if any, shown to be due thereon.

2.8   Withholding Taxes

The Parties contemplate that there will be no payment or withholding by Enzon of taxes on any payments made by Enzon to Inex pursuant to this Agreement. In the event that either Party takes any action, or if the circumstances applicable to either Party change with the result that taxes must be paid or withheld on the payments due pursuant to this Agreement, then such taxes shall be borne by such Party. Without limiting the generality of the foregoing:

      2.8.1 if Enzon assigns or sublicenses its rights hereunder, undergoes a reorganization or otherwise changes its structure, or changes its domicile, and thereafter taxes must be paid or withheld on the payments hereunder, such payments shall be grossed up so that Inex receives the actual amounts set out in this Agreement; and

      2.8.2 if Inex assigns or sublicenses its rights hereunder, undergoes a reorganization or otherwise changes its structure, or changes its domicile, and thereafter taxes must be paid or withheld on the payments hereunder, then such tax or withholding payments shall be deducted from the amounts set forth herein, and Enzon shall assist Inex as may be reasonably required, including providing proof of such payment of such tax payment, in order to allow Inex to claim the benefit of, exemption from or repayment such tax payment, as may be applicable; and

      2.8.3 in the event that payment or withholding by Enzon of taxes becomes necessary on any payments made by Enzon to Inex pursuant to this Agreement when neither Section 2.8.1 nor Section 2.8.2 applies, then such tax or withholding payments shall be deducted from the amounts set forth herein, and Enzon shall assist Inex as may be reasonably required,

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              including providing proof of such payment of such tax payment, in order to allow Inex to claim the benefit of, exemption from or repayment such tax payment, as may be applicable.

Notwithstanding the foregoing, if Inex is able to credit the grossed up portion of any payment made by Enzon pursuant to Section 2.8.1 against taxes payable by Inex, or gain exemption from or repayment of such tax payment, Inex will promptly pay the equivalent of the benefit received by Inex to Enzon.

2.9   Foreign Payments

Where payments are due Inex hereunder for sales of the Product in a country in the Territory where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for Enzon, any Affiliate or Sublicensee to transfer such payments to Inex, such payments shall be deposited in whatever currency is allowable by the Person not able to make the transfer for the benefit or credit of Inex in an accredited bank in that country in the Territory that is reasonably acceptable to Inex.

2.10  Method of Payment

Enzon shall make all payments due under this Agreement in U.S. Dollars by wire transfer of funds via the Federal Reserve Wire Transfer System to Inex's account as designated in writing by Inex to Enzon.

2.11  Late Payments

Any payment by Enzon or Inex that is not paid on or before the date such payment is due under this Agreement shall bear interest at a rate equal to the lesser of:

      2.11.1  Prime Rate plus *** per year, or

      2.11.2  the maximum rate permitted by law;

calculated based on the number of days that payment is delinquent.

2.12  Records

Both Parties shall keep full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify:

      2.12.1 the Commercialization Costs incurred by each Party and their respective Representatives hereunder for a period of three (3) years after the completion of the Commercialization; and

      2.12.2 any other amount payable hereunder for a period of three (3) years after the completion of the Term.

2.13  Audits

During the Term and for a period of three years thereafter, each Party shall have the right from time to time (not to exceed once during each calendar year) to have either its internal financial audit personnel or an independent firm of accountants (i.e., a certified public accountant or like person reasonably acceptable to the Party being audited) inspect the books, records and supporting data of the other Party referred to in Section 2.12. Such independent firm of accountants shall perform these audits at the requesting Party's expense upon reasonable prior notice and during the other Party's regular business hours, and shall agree as a condition to such audit to maintain the confidentiality of all information disclosed or observed in connection

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

with such audit and to disclose to the requesting Party only whether the other Party has complied with its obligations under this Agreement with respect to the calculation and payment of Commercialization Costs and any other money owing pursuant to this Agreement. If the result of such audit demonstrates an overpayment or underpayment, there shall be a prompt (but in no event more than 60 days after completion of the audit) accounting between the parties to reconcile such overpayment or underpayment. If the results of such audit demonstrates a discrepancy and the discrepancy represents *** or more of the actual value, then the party that has to pay to settle the discrepancy shall pay the reasonable costs of the audit.

                   Article 3 Forecasting and Purchase Orders

3.1   Sales and Operations Plan

      3.1.1 The Parties will confer monthly as contemplated by this Section to review and update a rolling eighteen (18) month Sales and Operation Plan (the "S&OP") to govern activities related to forecasting, production capacity, inventory management, risk management and other activities related to the timely and efficient management of the supply and distribution of the Product.

      3.1.2 Initially, within 30 days after the Effective Date, and on or before the last Business Day of each month thereafter, Enzon will provide Inex by electronic mail a rolling, eighteen (18) month forecast ("Forecast") estimating Enzon's requirements for Product for the following eighteen (18) months. The Forecast will be made in good faith to assist Inex in developing the S&OP and, except as otherwise set forth in this Agreement, shall be non-binding. Each Forecast will contain:

              (a) in respect of Forecasts provided by Enzon subsequent to Inex's first shipment to Enzon, an inventory status of Products on hand; and

              (b) in respect of the first nine (9) months of each Forecast, the quantities of Product to be purchased broken down both by:

                        (i) the use for the Product, designated as either for clinical use or commercial use; and

                        (ii) the jurisdiction in which the Product will be used.

      3.1.3 Promptly (but in any event within two (2) Business Days after becoming aware of same) Inex will notify Enzon of any difficulties that are likely to cause a delay in meeting or a failure to meet Enzon's requirements during the Forecast period. Inex shall present detailed descriptions of such difficulties for discussion during the monthly S&OP planning meeting or teleconference.

      3.1.4 Within one week of Inex's receipt of Enzon's Forecast for each Forecast period, Inex will provide Enzon a draft S&OP setting out the quantity of Product scheduled to be Manufactured during the Forecast period, and the Parties will jointly review and make reasonable efforts to agree upon such changes as may be required to develop an S&OP approved by both Parties (the "Approved S&OP"). In the absence of express agreement of the Parties to the contrary, if the Parties fail to agree on any Approved S&OP, Inex will continue to operate using the most recently Approved S&OP. In the absence of express agreement of the Parties to the contrary, in no event will the total and monthly quantities of Product set out in the Approved S&OP exceed the capacity of Inex's Representatives.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      3.1.5 Inex's commitment to Manufacture, and Enzon's commitment to Purchase such quantities of Product as set forth in the first nine
              (9) months of each Approved S&OP shall be binding upon the parties.

      3.1.6 The parties acknowledge and confirm that Inex shall rely upon the Forecasts provided by Enzon in determining its Manufacturing schedules and acquiring the necessary raw materials in advance thereof, and notwithstanding the non-binding nature of the remaining nine (9) months of the Approved S&OP, Enzon shall use Commercially Reasonable Efforts to project accurately its requirements.

3.2   Purchase Orders Issued Before First FDA Approval

      3.2.1 Prior to the FDA's grant of Regulatory Approval for the Product, and pursuant to each Approved S&OP, Enzon will provide Inex binding Purchase Orders by facsimile or electronic mail at least nine (9) months prior to each proposed delivery date, specifying

              (a)       delivery date specified as "the week of;"

              (b)       delivery location; and

              (c) mode of delivery (default transportation will be by surface in the USA);

              and shall pay to Inex within five Business Days of issuing each such Purchase Order, a pre-payment of *** of the Reference Price of the quantity of Product specified in each Purchase Order, creditable against Enzon's future payment of the Purchase Price of the Product.

      3.2.2 Inex or its designee will respond by facsimile or electronic mail within three (3) Business Days of receipt of Enzon's Purchase Orders with a confirmed delivery date that is within two (2) weeks of that specified in the Purchase Order.

      3.2.3 Notwithstanding anything else herein to the contrary, except for the payment of *** of the Reference Price under Section 3.2.1, Enzon shall not be obligated to purchase any shipment of Product for commercial use prior to Regulatory Approval of the Product by the FDA.

      3.2.4 Provided the batch or batches of Product Manufactured pursuant to Enzon's Purchase Orders under Section 3.2.1 meets the minimum shelf life set forth in Section 5.2.2 or such other shelf life as agreed between the Parties acting reasonably and provided Enzon shall not have rejected the Product pursuant to Section 5.5.1, Enzon shall purchase such batch or batches of Product at the Purchase Price less the pre-payment already made in respect of such batch or batches of Product as set out in Section 3.2.1. Inex's right to receive payment hereunder is in addition to and not in lieu of Inex's right to quarterly reconciliations of payment pursuant to Article 2.

      3.2.5 If any batch of Product Manufactured pursuant to Enzon's Purchase Orders under Section 3.2.1 does not meet the minimum shelf life set forth in Section 5.2.2 or such other shelf life as agreed between the Parties acting reasonably, Enzon shall not be required to purchase such batch of Product, but shall not be entitled to a refund of any prepayment made in respect of such batch of Product pursuant to Section 3.2.1.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

3.3   Purchase Orders Issued After First FDA Approval

      3.3.1 In accordance with the most recently Approved S&OP, Enzon will provide Inex a binding Purchase Order at least nine (9) months prior to each proposed delivery date, specifying:

              (a) quantity of Product to be purchased as provided in the Approved S&OP, broken down both by:

                        (i) the use for the Product, designated as either for clinical use or commercial use; and

                        (ii) the jurisdiction in which the Product will be used;

              (b) delivery date specified as "the week of" as provided in the Approved S&OP;

              (c)       delivery location; and

              (d) mode of delivery (default transportation will be by surface in the USA).

      3.3.2 Enzon will send all Purchase Orders to Inex by facsimile or electronic mail.

      3.3.3 Inex or its designee will respond by facsimile or electronic mail within three (3) Business Days of receipt of Enzon's Purchase Order with a confirmed delivery date that is within two (2) weeks of that specified in the Purchase Order.

                            Article 4 Manufacturing

4.1   Technical Activities to Support Manufacturing

Subject to Section 4.4 and unless otherwise agreed between the Parties, Inex will oversee all Manufacturing activities required to:

      4.1.1   obtain and maintain Regulatory Approvals; and

      4.1.2   provide Product for Clinical Activities and commercial sale.

4.2   Manufacturing in Compliance

Inex shall Manufacture the Product in compliance with the Regulatory Requirements, the Specifications and the Master Production Record.

4.3   Subcontractors

Except for contracts executed prior to the Effective Date, Inex may not subcontract to any Third Party the Manufacture of the Product without the consent of Enzon, which consent shall not be withheld unreasonably. Inex shall be responsible to Enzon for the performance of and all activities undertaken by Inex's subcontractors.

4.4   Technical Transfer to and Manufacture by Enzon

If the Parties' mutually agree that Inex will subcontract some or all of the Manufacture of Product to Enzon, upon completion by Inex of manufacturing due diligence with Enzon to Inex's satisfaction:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      4.4.1 the Parties will amend the Commercialization Plan to establish the respective responsibilities of the Parties in respect of such subcontracting;

      4.4.2 Enzon will effect such transfer and ensure validation of Enzon's processes and facility by no later than a date to be mutually agreed upon by the Parties;

      4.4.3 Enzon will fund *** and Inex will fund *** of all costs of such transfer, including FTE Costs and Out of Pocket Costs;

      4.4.4 the Manufacture of Product by Enzon will cover clinical and commercial requirements both inside and outside the Territory;

      4.4.5 for Product supplied by Enzon to Inex for commercial purposes outside the Territory, Product will be supplied at the cost of goods per unit of Product ***;

      4.4.6 for Product supplied by Enzon to Inex for clinical development, Product will be supplied at Manufacturing Cost; and

      4.4.7 the Parties will amend this Agreement or enter into a new Product Supply Agreement to provide for such transfer.

The matters set forth in this Section 4.4 constitute merely an expression of the desire of the Parties to negotiate with each other regarding the terms of an agreement regarding the subject matter of this Section 4.4, and nothing in this
Section 4.4 will have any legal or binding effect unless set out in writing in a separate agreement and signed by the duly authorized representatives of the Parties.

4.5   Material Change to Financial Terms

Unless otherwise agreed in writing by the Parties, in the event of:

      4.5.1   any material amendment to any of the Related Agreements;

      4.5.2 any termination of any of the Related Agreements that does not result in termination of all of the Related Agreements;

the Parties will review and renegotiate financial terms under the amended or remaining Related Agreements so that the financial compensation received by Inex as a result of the amended or remaining Related Agreements is no less favourable to Inex than the financial terms of the Related Agreements would have been without such amendment or termination. If the Parties are unable to agree to such terms, either Party may refer the matter for resolution pursuant to Article 16.

4.6   Quality/Technical Agreement

Upon execution of this Agreement, the Parties will commence good faith negotiations of a Quality/Technical Agreement setting forth in greater detail the regulatory and quality assurance responsibilities of the Parties with regard to the Manufacture of Product and further providing for compliance with Regulatory Requirements. Each of the Parties will exercise Commercially Reasonable Efforts to finalize and execute such agreement within 90 days after the Effective Date.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                         Article 5 Supply and Shipment

5.1   Shipping Notification

      5.1.1 No later than five (5) Business Days prior to Product shipment, Inex will provide Enzon with shipping details that include lot number, quantity, shipping date, transport mode, and destination.

      5.1.2 Inex will send all shipping notices to Enzon by facsimile or electronic mail.

5.2   Shipment of Product

      5.2.1   In respect of each shipment of Product, Inex shall:

              (a) ensure the Product is properly stored in validated transport containers;

              (b) prepare and ship Product in accordance with approved shipping SOPs;

              (c) provide tracking information to Enzon upon shipment from Inex's or Inex's subcontractors' facilities at the time of shipment.

      5.2.2 All Product shipped by Inex or its designees shall have a expiry date no less than eight (8) months from the date of shipment, provided that Enzon purchases the entire batch or batches of Product Manufactured for shipment, except as mutually agreed upon between the Parties, acting reasonably. The Parties will use Commercially Reasonable Efforts to increase the Product shelf life to at least twelve (12) months.

      5.2.3 Unless otherwise agreed between the Parties, Inex shall not ship any Product to Enzon except pursuant to a Purchase Order.

5.3   Shipment of Released Product

Inex will ship Product to Enzon or Enzon's designees only after Product has been released by Inex's QA representatives. Enzon shall not be responsible for QA release of the Product.

5.4   Risk of Loss and Shipping Expenses

The Product will be shipped F.A.S. Enzon's designated location.

5.5   Rejection of Delivered Product

      5.5.1 After receipt by Enzon of the Product or of the sample of the Product and complete QA documentation corresponding thereto, including Certificate(s) of Analysis, if Enzon rejects the Product delivered to it by reason of any shortage in quantity of the shipment, damage to the Product or packaging, including the shipping container, or any obvious defect detectable by the naked eye, Enzon will notify Inex within 10 Business Days.

      5.5.2 Product not rejected in accordance with these terms within such period will be deemed accepted.

      5.5.3 Inex will use Commercially Reasonable Efforts to make up any shortage of Product.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

5.6      Obsolescence and Returns

If Enzon has not rejected the Product in accordance with Section 5.5, Inex will not accept return of any Product from Enzon or its Representatives regardless of the reason(s) therefor.

5.7   Disposal and Destruction

Unless otherwise agreed in writing between the Parties, unsold Product in Enzon's possession or control will be destroyed or disposed by Enzon in accordance with Regulatory Requirements at Enzon's sole expense.

                   Article 6 Product Receipt and Distribution

6.1   Receipt

Unless otherwise agreed upon in advance between the Parties, Enzon shall practice receipt procedures in accordance with agreed SOPs or written instructions agreed between the Parties.

6.2   Storage and Handling

If Enzon or its Representatives' receipt, storage or handling of Product is not done in accordance with the Specifications or Regulatory Requirements and the whole or part of a shipment of Product is rendered unsuitable for its purpose, Enzon shall remain liable for the Purchase Price of any compromised Product and for any shipping costs associated with such purchase.

6.3   Distribution

In respect of each shipment of Product from Enzon to its Representatives or any Third Parties, Enzon shall, and shall cause its Representatives to:

      6.3.1 ensure the Product is properly stored in validated transport containers; and

      6.3.2   prepare and ship Product in accordance with approved shipping
              SOPs.

6.4   Records for Traceability

Enzon shall maintain and shall require its Representatives who receive, handle, store, ship, or distribute Product to maintain a record retention policy consistent with cGMP and Regulatory Requirements, and to maintain records with sufficient detail to facilitate traceability in the event of recalls or voluntary withdrawals of Product.

                         Article 7 Shipments for Launch

7.1   Consequence of Launch Supply Failure

      7.1.1 If Inex fails to deliver to Enzon at least *** of the quantity of Product (that satisfies all material, applicable requirements of this Agreement) ordered by Enzon in its initial pre-Regulatory Approval Purchase Order (as contemplated in Section 3.2) (such *** the "Minimum Launch Quantity") within six months after the: the delivery date specified in such Purchase Order; and the date of Regulatory Approval; whichever is later, and such failure has not been caused by any act or omission of Enzon (such failure to deliver within six months shall be a "Launch Supply Failure"), Inex shall, within 10 Business Days after the Launch Supply Failure, make a cash payment to Enzon in the amount set out in
              Section 7.1.2 to compensate Enzon for the loss in value associated with a delayed

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              launch. For greater clarity, in the event of a Launch Supply Failure, the date of the Launch Supply Failure will be the date six months from the later of: the delivery date specified in such Purchase Order; and the date of Regulatory Approval.

      7.1.2   The amount to compensate for the loss in value shall be:

              (a) if the Launch Supply Failure is before April 15, 2006, then the amount shall be ***; and

              (b) if the Launch Supply Failure is on or after April 15, 2006 and before April 15, 2007, then the amount shall be ***; and

              (c) if the Launch Supply Failure is on or after April 15, 2007, then the amount shall be ***.

7.2   Enzon's First Option to Terminate

      7.2.1 Upon the occurrence of a Launch Supply Failure, Enzon shall have the right, which right must be exercised within ten Business Days after the date of occurrence of the Launch Supply Failure, to terminate this Agreement immediately upon notice to Inex. Termination by Enzon under this Section 7.2 shall not relieve Inex of its liability under Section 7.1.

      7.2.2   If Enzon fails to exercise its termination right pursuant to
              Section 7.2.1, then it may not terminate this Agreement for a period of six months after the date of occurrence of the Launch Supply Failure, provided Inex does not commit any non-supply related material breach of this Agreement that would otherwise provide a basis for termination by Enzon.

7.3   Enzon's Second Option to Terminate

If Enzon elects not to exercise its termination right pursuant to Section 7.2.1, but Inex fails to deliver the Minimum Launch Quantity within six months after the Launch Supply Failure, Enzon shall be entitled to terminate this Agreement immediately upon notice to Inex, which right must be exercised within ten Business Days after the expiry of six months after the Launch Supply Failure. Any such termination by Enzon shall be deemed to be pursuant to Section 17.3.

7.4   Cure by Inex

If a Launch Supply Failure occurs and Enzon has not exercised its termination right pursuant to Section 7.2.1 or 7.3, and Inex delivers the Minimum Launch Quantity, then Enzon shall, within 10 Business Days after such delivery (provided such shipment is not rejected under Section 5.5.1) make a cash payment to Inex in an amount determined by the following formula:

***

where X is equal to the amount of the payment to be made by Enzon, A is equal to the amount paid by Inex to Enzon pursuant to Section 7.1.2, Y is equal to the number of full months elapsed between the date of occurrence of the Launch Supply Failure and the date of the delivery of the Minimum Launch Quantity and Z is equal to a fraction that expresses the pro rata portion of the last month elapsed prior to the delivery.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                               Article 8 Changes

8.1   Enzon's Right to Notice of and Consent to Changes

      8.1.1 In respect of changes to the Specifications, Master Production Records, procedures, processes, materials, facilities, equipment or any matter contained or referenced in the NDA or DMFs pertaining to the Product, Inex shall notify Enzon and/or seek Enzon's prior approval in accordance with the Quality/Technical Agreement.

      8.1.2   The Quality/Technical Agreement will provide that Inex will:

              (a) inform Enzon of all notices received by Inex in respect of changes described in Section 8.1.1 provided to Inex by its Representatives; and

              (b) cooperate with Enzon to resolve all requests for changes described in Section 8.1.1;

              so that all notice and consent obligations between Inex and Enzon take into consideration those now in effect between Inex and its Representatives.

8.2   New Regulatory Requirements

Inex and Enzon will use Commercially Reasonable Efforts to make such changes as reasonably necessary to the Master Production Record, the Specifications or procedures, processes, materials, facilities, equipment or any matter utilized by Inex under this Agreement or contained or referenced in Inex's NDA or DMF controlled by Inex to meet new Regulatory Requirements and guidelines in the Territory. Upon agreement by the Parties to proceed with such changes, Enzon shall be responsible for ***, and Inex ***, of all costs incurred by the Parties, including Development FTE costs, in respect of any changes made by either Party pursuant to this Section 8.2.

8.3   Reservation

Except as set out in this Article 8, as between Inex and Enzon, Inex retains the sole right and authority to make all decisions with respect to the Manufacture of the Product and Inex's performance under this Agreement.

                          Article 9 Commercialization

9.1   Regulatory Compliance

      9.1.1 Each of the Parties, directly and through its permitted Representatives, shall perform the Commercialization activities in compliance with Regulatory Requirements.

      9.1.2 Each Party shall ensure none of its Representatives who participate in any Commercialization and/or Co-Promotion:

              (a) is or has been suspended, debarred or disqualified by the FDA;

              (b) has been convicted of any offence that would form the basis for any debarment; or

              (c) is or has been subject to any proceedings for the suspension, disqualification or debarment of such Party or any Representative of such Party.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

9.2   Assignment of Trademarks

Inex shall assign to Enzon the Trademarks identified in Exhibit 1.1.77 in the Territory as soon as reasonably possible after such Trademark(s) may be legally transferred. Inex shall own and have the right to use all Trademarks outside the Territory.

9.3   Use of Inex Trademarks in Labelling

      9.3.1 The parties agree that Enzon shall affix to the outer packaging of and shall include on the package insert for the Product, and in addition to its own trademarks and names, one or more labels displaying with equal prominence to the Enzon trademarks or names, the Inex name and corporate logo, or such other trademark or statement as Inex shall reasonably request. Inex shall also have the right to review and approve all claims relating to the intended use of Product contained in package inserts and other promotional materials, which approval shall not be unreasonably delayed or withheld.

      9.3.2 Inex hereby grants to Enzon a non-exclusive license, sublicensable in accordance with the terms of this Agreement, to use such name(s) or trademark(s) accordingly and in substantially the same manner as used by its owner; provided, however, that each such use of such trademark(s) be accompanied by a printed notice identifying Inex as the owner thereof. In the event that any Products do not meet the specifications or quality standards required under this Agreement, Inex may cause Enzon to remove all trademarks of Inex from such Product and shall have the right to cancel the foregoing grant of license to use such trademarks, unless Enzon promptly meets such specifications or quality standards. Inex shall have the right to receive and approve the use of its marks in any proposed product literature, advertising material or material for publication.

9.4   Patent Marking

Enzon shall mark all Product made, used or sold under the terms of the Related Agreements, or their containers in compliance with the applicable patent marking laws. Inex shall have the right to review and approve all patent marking, such approval not to be unreasonably withheld.

9.5   Commercialization Efforts

Subject to the terms of the Co-Promotion Agreement, in each country in the Territory in which the Product has received Regulatory Approval, Enzon, directly and through its permitted Representatives, shall use Commercially Reasonable Efforts to Commercialize the Product. Enzon's Commercially Reasonable Efforts to Commercialize the Product shall include the obligation to Manufacture the Product only if the Manufacture of same is transferred to Enzon pursuant to
Section 4.4.

9.6   Commercial Diligence in accordance with Commercialization Plan

Subject to the terms of the Co-Promotion Agreement, without limiting Enzon's obligations set out in Section 9.5:

      9.6.1 Enzon will undertake the Commercialization as set out in the Commercialization Plan and as amended from time to time by the Parties in accordance with this Article 9.

      9.6.2   Enzon shall:

              (a) conduct pre-launch marketing activities in respect of the Product;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              (b) market and launch the Product and sell the Product in each country in the Territory where Regulatory Approval have been granted;

              (c) pay *** of the costs of Commercializing the Product, including the costs referred to in this Section;

              (d) Enzon will maintain a minimum effort of an aggregate of *** Sales Representatives and Medical Science Liaisons to Promote the Product in the Territory; and

              (e) diligently prosecute and maintain the Trademarks and use the Trademarks for the Product.

9.7   Overview of Commercialization

The Parties intend to work cooperatively to pursue the Commercialization in accordance with the terms of this Agreement and the Co-Promotion Agreement. Unless otherwise agreed by the Joint Steering Committee or otherwise set out in this Agreement, Enzon will conduct the Commercialization monitored by the Joint Steering Committee and under the oversight of the Parties in conformance with the Commercialization Plan.

9.8   Subcontractors

Either Party may subcontract to any of its Representatives any of its obligations in respect of the Commercialization with the consent of the other Party, such consent not to be unreasonably withheld or delayed; provided however, that the subcontracting Party shall be responsible for the performance of its Representatives and shall remain fully responsible and obligated to the other Party for all activities undertaken by its Representatives.

9.9   Commercialization Plans

      9.9.1 Within ninety (90) days after the Effective Date, Enzon shall prepare, review and submit to the Parties for approval a detailed Commercialization Plan for the Commercialization of the Product and the Parties shall reasonably promptly thereafter agree on a reasonable, detailed Commercialization Plan. The Commercialization Plan shall reflect Enzon's covenant set forth in Section 9.5.

      9.9.2 Commercialization of the Product shall be conducted by Enzon in conformance with the Commercialization Plan.

      9.9.3 The Commercialization Plan may be updated by Enzon for review and approval by the Parties as provided herein.

      9.9.4 At a minimum, the Commercialization Plan as amended from time to time shall describe the specific activities to be performed for a twelve (12) month period, with a summary of Commercialization Activities to be performed thereafter. The Commercialization Plan will be reviewed on at least a semi-annual basis by the Joint Steering Committee to update the specific activities to be performed for the rolling twelve (12) month period, as well as to reflect the revised Commercialization Plan as the Joint Steering Committee reasonably determines to be necessary or useful. Notwithstanding the above, no amendment to any Commercialization Plan shall be construed to be final unless it has been made in accordance with the provisions of this Article 9.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      9.9.5 The JSC shall review progress against the Commercialization Plan on a quarterly basis.

9.10  Funding of Commercialization Costs

From and after the Effective Date until the definitive Commercialization Plan is approved by the Parties, Enzon shall fund 100% of the cost of Commercialization activities and shall pay Inex for any Commercialization Costs incurred by Inex in accordance with the interim budget set out as Exhibit 9.10 (the "Interim Budget"). After the Effective Date, in the absence of a definitive Commercialization Plan agreed upon by the Parties, no commitment not in effect as of the Effective date with a price exceeding $5,000 in Commercialization Costs will be incurred without the agreement of the Parties. If the Parties fail to agree on the terms of the definitive Commercialization Plan within 90 days of the Effective Date, until the terms of the definitive Commercialization Plan are determined, Enzon shall fund 100% of Commercialization Costs incurred by the Parties acting reasonably, in pursuit of Commercialization of the Product during this transition period. After the definitive Commercialization Plan is approved by the Parties, Enzon shall fund 100% of the cost of Commercialization activities and shall pay Inex for any Commercialization Costs incurred by Inex in its performance of activities in accordance with the Commercialization Plan as amended from time to time, without deduction or set off, except as otherwise expressly set forth in this Agreement. On a quarterly basis, Inex shall send Enzon invoices accompanied by the appropriate documentation, including a listing of expenditures in reasonably specific detail within twelve (12) Business Days after the end of each Calendar Quarter. Enzon shall pay such invoices within thirty (30) days after receipt of same. Any Commercialization Costs arising in any Calendar Quarter and not captured in the calculation delivered in the report referred to in this Section shall be captured in subsequent reports. The costs incurred by Inex in pursuing Co-Promotion activities under the Co-Promotion Agreement shall not be included in the Commercialization Costs referenced above in this Section 9.10 or reimbursed by Enzon. The Co-Promotion Agreement describes the manner in which Enzon will make payments to Inex in respect of such Co-Promotion activities.

9.11  Consequence of No Sales

In addition to the terms of Section 9.6, Enzon shall be deemed to have breached its obligation to use Commercially Reasonable Efforts in conducting marketing of a Product in any country in the Territory if, for a continuous period of *** at any time following launch of commercial sales of the Product in any such country, no sales of the Product are made in the ordinary course of business in such country by Enzon, an Affiliate or a Sublicensee, unless Enzon is prevented, restricted, interfered with or delayed in making such sales by reason of a cause beyond Enzon's reasonable control and can demonstrate same to Inex, in which event such period shall be extended by the period of Enzon's inability, provided that Enzon uses Commercially Reasonable Efforts to avoid or remove the cause of such inability.

9.12  Reports

Enzon shall report to Inex on the status and progress of Enzon's efforts under this Article 9 as follows:

      9.12.1 Enzon shall deliver to Inex within thirty (30) days after the end of each Calendar Quarter reports setting forth in general terms, reasonably sufficient for evaluation of the diligence obligations contained herein, the efforts Enzon made to commercialize the Product during the such year, including the achievement of any Sales Threshold Bonuses, any significant adverse developments, and any plans for or occurrences of any commercial sales of the Product in any jurisdiction and a summary of the efforts it intends to make in the upcoming year(s) on these matters. Enzon agrees to appropriately consider any Inex input and comments related to Enzon's plan for the upcoming year(s), provided that it is understood that Enzon shall have final decision making responsibility for such plans.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      9.12.2 To the extent that such could not be appropriately communicated to Inex in accordance with Section 9.12.1, Enzon shall keep Inex informed in a timely manner of significant developments in Enzon's (and its Affiliates and Sublicensees where relevant) progress of its efforts to Commercialize the Product, including without limitation, the achievement of any Sales Threshold Bonuses, any significant adverse developments, and any plans for or occurrences of any commercial sales of the Product in any jurisdiction.

9.13  Launch of Competitive Product by Enzon

Enzon hereby agrees that in the event Enzon or its Affiliates, either alone or in partnership, in collaboration or in conjunction with any Person other than Inex or Inex's Affiliate(s), whether as principal, agent, employee, director, officer, shareholder, licensor or in any capacity or manner whatsoever, whether directly or indirectly, develops, manufactures or commercializes any Competitive Product during the Term in the Territory, this Agreement shall terminate and Enzon's rights hereunder shall revert to Inex. No termination pursuant to this Section shall terminate this Agreement with respect to any other country in the Territory. Notwithstanding the foregoing, if Enzon or an Affiliate acquires an entity or all or substantially all of the assets of an entity during such period of time and such entity distributes or such assets include a Competitive Product, Enzon, or its Affiliate(s), shall have two hundred seventy (270) days in which to either (a) divest itself of such Competitive Product or to otherwise cease distribution of such Competitive Product, and Enzon shall not be in violation of this Section 9.13 if it so divests or ceases distribution within such two hundred seventy (270) day period, or (b) terminate this Agreement and Related Agreements. The Parties mutually agree that Enzon's (or Affiliates') commercialization, as described above, of any Competitive Product shall not be deemed a breach of this Agreement, and Inex's sole recourse for such an event shall be that as described in this Section 9.13 only.

                      Article 10 Joint Steering Committee

10.1  Joint Steering Committee

      10.1.1 As of the Effective Date of this Agreement, the Joint Steering Committee shall be formed and shall be constituted of four representatives from each Party. The members of the Joint Steering Committee as of the Effective Date are as set forth on Exhibit
              10.1. The Chairperson of the Joint Steering Committee at the first meeting of the Joint Steering Committee shall be an Enzon member of the Joint Steering Committee, and thereafter, the Chairperson will alternate at each meeting between a representative of Inex and a representative of Enzon. The Chairperson shall be responsible for issuing an agenda for the meeting, conducting and chairing the meeting and preparing the minutes for the meeting, and such other tasks as assigned by the committee. The Joint Steering Committee shall meet regularly:

              (a)       at least quarterly during the period when
                        Commercialization is occurring, or more frequently if necessary; and

              (b) at such periods to be determined by the Joint Steering Committee.

      10.1.2 Each Party shall bear its own expenses associated with its participation in the Joint Steering Committee and its administration and oversight of the activities contemplated by this Agreement. Such expenses shall not be included in Commercialization Costs.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

10.2  Meetings of the Joint Steering Committee

      10.2.1 The Joint Steering Committee should meet at least once per year at the location of Inex or an Affiliate of Inex, and once per year at a location of Enzon or an Affiliate of Enzon. All other meetings of the Joint Steering Committee may occur by telephone, video conference or other acceptable means if requested by a Party. The Joint Steering Committee shall oversee all Commercialization activities of the Parties under this Agreement, including coordinating the overall strategy for Commercialization. The Joint Steering Committee shall have the responsibilities as set forth generally in Exhibit 10.1. Each Party may appoint its representatives to the Joint Steering Committee and other members of its project team at its discretion. The Joint Steering Committee shall act only as a body making recommendations to the Parties, and neither Party is bound by any recommendation of the Joint Steering Committee. The members of the Joint Steering Committee shall attempt, in good faith, to reach consensus on all matters before the committee and make a consensus recommendation to the Parties. In the event that the Joint Steering Committee cannot make a consensus recommendation to the Parties which is acceptable to the Parties, either Party may refer the matter for resolution in accordance with the terms of Article 16.

      10.2.2 The Joint Steering Committee shall cause there to be recorded reasonably detailed minutes of its meetings. The Party providing the chairperson of each meeting shall be responsible for preparing draft minutes of such meeting and distributing same to the other members of the committee within five Business Days after such meeting. If the other Party desires to revise the draft minutes it will provide comments on such minutes within ten Business Days after receiving the minutes. If such comments are provided, members of the Joint Steering Committee designated by each Party shall confer promptly and in good faith to resolve such comments and finalize the minutes. If the members of the Joint Steering Committee are unable to finalize the minutes within 30 days after the date of the meeting, either Party may refer the matter for resolution in accordance with the terms of Article 16.

10.3  Working Committees

The Joint Steering Committee may establish working committees to oversee the Commercialization. Such working committees will conduct at a minimum quarterly planning and review meetings as well as ad hoc meetings as necessary. The primary method of meeting will be teleconference. Responsibilities of the working committees may include overseeing the planning and monitoring of the manufacturing and supply issues arising under this Agreement.

                Article 11 Pharmacovigilance, DDMAC and Recalls

11.1  Regulatory Responsibilities

Inex will be responsible for maintaining and fulfilling all Regulatory Requirements with respect to the Product that are imposed upon Inex as the manufacturer and holder of the Regulatory Approvals. Subject to the other express terms of the Related Agreements, Enzon and its designees will have sole responsibility for the advertising and other promotion of the Product and for maintaining and fulfilling all Regulatory Requirements with respect to the Product that are imposed upon Enzon as the advertiser, marketer and distributor thereof.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

11.2  Pharmacovigilance Agent

      11.2.1  Unless the Parties agree to establish the agency referred to in
              Section 11.2.2 on an accelerated basis, Inex shall be responsible for performing Pharmacovigilance in respect of all pre-Regulatory Approval Clinical Activities (in addition to all other Regulatory Activities for which Inex is responsible). Until this agency is established, if Enzon receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on
              Exhibit 1.1.1 and transmit the completed form to Inex as soon as possible, and in any event at least in time to allow Inex to meet its reporting obligations under Regulatory Requirements. Inex will then report the Adverse Drug Event in accordance with Regulatory Requirements, and provide Enzon with a copy(ies) of all documentation provided to Regulatory Authorities in respect of such complaint or Adverse Drug Event. Further, until this agency is established, if Inex receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on
              Exhibit 1.1.1, provide a copy of the completed form to Enzon (if possible, prior to submitting it to Regulatory Authorities) and report the Adverse Drug Event in accordance with Regulatory Requirements.

      11.2.2 After Regulatory Approval of the Products by a Regulatory Authority (or sooner if and to the extent agreed to by the Parties), Enzon shall be appointed by Inex as Inex's agent with respect to the regulatory dossier for the Product in the Field in the Territory for the sole purpose of conducting Pharmacovigilance. After this agency has been established, Enzon shall manage and carry out on behalf of Inex all relevant communications and relations with Regulatory Authorities to the extent related to Pharmacovigilance with respect to the Product. Inex shall be entitled to participate in all negotiations and discussions between Enzon and Regulatory Authorities relating to Pharmacovigilance with respect to the Product. Without limiting the generality of the foregoing, after this agency has been established, if Inex receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on
              Exhibit 1.1.1 and transmit the completed form to Enzon as soon as possible, and in any event at least in time to allow Enzon to meet its reporting obligations under Regulatory Requirements. Enzon will then report the Adverse Drug Event in accordance with Regulatory Requirements, and provide Inex with a copy(ies) of all documentation provided to Regulatory Authorities in respect of such complaint or Adverse Drug Event. Further, after this agency has been established, if Enzon receives any information of any type whatsoever that may constitute a complaint regarding the Product or indicates that the Product in any way relates to an Adverse Drug Event, then it will record the information set forth on Exhibit 1.1.1, provide a copy of the completed form to Inex (if possible, prior to submitting it to Regulatory Authorities) and report the Adverse Drug Event in accordance with Regulatory Requirements.

11.3  Agency for DDMAC Activities and the Like

      11.3.1 Inex hereby appoints Enzon as its agent for the Product in the Field in the Territory for the sole purpose of conducting all DDMAC Activities in the USA and the foreign equivalents in the remainder of the Territory.

      11.3.2 Enzon shall perform the DDMAC Activities in the USA and the foreign equivalents in the remainder of the Territory in compliance with Regulatory Requirements.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      11.3.3 Enzon will perform all DDMAC Activities in the USA and the foreign equivalents in the remainder of the Territory and subject to
              Section 11.2, be responsible for all post-approval
              Pharmacovigilance activities, and assume all the costs associated therewith.

      11.3.4 In each country for which Inex is the holder of the Regulatory Approval, Enzon shall regularly inform Inex of Enzon's DDMAC Activities and foreign equivalents and obtain Inex's prior consent to Enzon's DDMAC Activities and foreign equivalents and plans respecting any of them. In the event Enzon informs Inex of its DDMAC Activities, foreign equivalents and plans, and does not receive a written objection from Inex within 10 Business Days, Inex shall be deemed to have consented to such activities and plans.

11.4  Agent for Regulatory Authorities Generally

      11.4.1 Nothing in Sections 11.2, 11.3 or this Section 11.4 precludes Inex from appointing an agent for Regulatory Authorities for products other than the Product, or for territories outside the Territory.

      11.4.2 All activities, communications and relations as well as Enzon's role as agent for Regulatory Authorities shall be performed by Enzon in close coordination with Inex, as holder of the Regulatory Approvals.

      11.4.3 In respect of all of the foregoing under Sections 11.2, 11.3 or this Section 11.4, except as required by Regulatory Requirements and except for those reporting requirements which have timeliness requirements that make it impossible to seek and obtain Inex's consent prior to making such report, any communications with Regulatory Authorities by Enzon under Sections 11.2, 11.3 or this
              Section 11.4 are subject to the consent of the Inex, such consent not to be unreasonably withheld.

11.5  Recalls and Withdrawals of Product

      11.5.1 If Inex or Enzon will be required or requested by any Regulatory Authority to recall any Product for any reason, or should Enzon decide voluntarily to withdraw any Product:

              (a) Enzon will be responsible for co-ordinating such recall or withdrawal;

              (b) Enzon shall pay the costs and expenses of such recall or withdrawal, subject to recovery of some or all of same in accordance with the terms of Section 11.5.2;

              (c) unless Inex is liable for such costs and expenses in accordance with the terms of Section 11.5.2, Enzon will remain responsible to Inex for the Purchase Price for such Product and will reimburse Inex for all of the reasonable costs and expenses actually incurred by Inex in connection with such recall or withdrawal including, but not limited to, administration of the recall or withdrawal and such other reasonable costs as may be reasonably related to the recall or withdrawal; and

              (d) both Parties will cooperate fully with one another in connection with any such recall or withdrawal.

      11.5.2 If a recall or withdrawal is due to Inex's negligence, wilful misconduct or breach of this Agreement or Inex's failure to Manufacture the Product in conformity with the Specifications or the provisions of this Agreement or the Quality/Technical Agreement referred to in Section 4.6, Inex will reimburse Enzon for all of Enzon's reasonable costs

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              and expenses actually incurred by Enzon in connection with the recall or withdrawal, including the Purchase Price for the recalled or withdrawn Product, costs of retrieving Product already delivered to customers, costs and expenses Enzon is required to pay for notification, shipping and handling charges, destruction or return of the defective Product or Product and such other reasonable costs as may be reasonably related to the recall or withdrawal.

      11.5.3 If the Parties are unable to agree on whether or not a recall or withdrawal is due to Inex's negligence, wilful misconduct or breach of this Agreement, either Party may refer the matter for resolution pursuant to Article 16.

11.6  Replacement Shipments

In the event of a recall or withdrawal of Product, and upon Enzon's request, Inex shall use Commercially Reasonable Efforts to deliver replacement Product as soon as reasonably possible.

                    Article 12 Restrictive Covenants; Title

12.1  Injunctive Relief

Each Party acknowledges the competitive and technical value and the sensitive and confidential nature of the Confidential Information and agrees that monetary damages alone will be inadequate to protect the other Party's interests against any actual or threatened material breach of this Agreement. Accordingly, each Party consents to the granting of specific performance and injunctive or other equitable relief to the other Party in respect of any actual or threatened breach of this Agreement, without proof of actual damages.

12.2  Ownership of Pre-Existing Intellectual Property Rights

Any Intellectual Property Rights or trademark rights owned by either Party prior to the Effective Date shall remain solely owned by such Party.

12.3  Ownership of Intellectual Property Rights in the Product

All Intellectual Property Rights arising from and during the course of the Commercialization or Co-Promotion, including all Intellectual Property Rights:

      12.3.1 to all inventions arising from and during the course of the Commercialization or Co-Promotion;

      12.3.2 to all data, information, know-how and results and the like created as part of the Commercialization or Co-Promotion (the "Data"); and

      12.3.3 relating to the Product or improvements thereto or the process for manufacturing the Product;

shall be solely owned by Inex or its designee, regardless of:

      12.3.4  which Party(ies) created or invented the same; and

      12.3.5 whether or not such Intellectual Property Rights are required to obtain and maintain Regulatory Approvals;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

and shall be licensed to Enzon hereunder as Licensed Patents and Inex Technology without additional consideration or formality during the Term. Without limiting the generality of the foregoing, any Elan Improvements made by Enzon, or its Representatives, regardless of whether or not arising from and during the course of the Commercialization or Co-Promotion, shall be solely owned by Elan and sublicensed (within the Field and within the Territory) without additional consideration to Enzon through Inex on the terms set out in this Section. Enzon shall cooperate, and shall cause its Representatives to cooperate, with Inex and Elan, at Inex's expense, in perfecting Elan's ownership and other proprietary rights in respect of any Elan Improvements and shall execute and deliver, and cause its Representatives to execute and deliver, to Elan any documents that Elan may reasonably require with respect thereto. If at any time Elan does not exercise its rights under this Section, such rights may be exercised by Inex as if Inex were Elan under this Section.

12.4  Ownership of Regulatory Approvals and Regulatory Submissions

Notwithstanding the terms of Section 12.3:

      12.4.1 Inex or an Affiliate of Inex will own all Regulatory Approvals and Regulatory Submissions made as part of the Commercialization or Co-Promotion in respect of the Product in the Territory and all Intellectual Property Rights in same; and

      12.4.2 Inex may use all Data and Regulatory Approvals and Regulatory Submissions without further consideration, in Inex's efforts to register and commercialize the Product outside the Territory and inside the Territory but outside the Field.

12.5 Ownership of Intellectual Property Rights Outside the Commercialization and Co-Promotion

Except as otherwise provided in Sections 12.3 and 12.4, and subject to provisions of the Development Agreement, each Party shall have and retain sole and exclusive title to all inventions, discoveries and know-how which are made, conceived, reduced to practice or generated by its Representatives. For greater certainty, Intellectual Property Rights or inventions or creations generated outside the Commercialization and Co-Promotion and without access to the other Party's Confidential Information shall not be licensed hereunder as or included in the Licensed Patents or Inex Technology.

12.6  Co-operation

Enzon shall make available to Inex or Inex's authorized attorneys any Enzon Representatives whom Inex in its reasonable judgment deems necessary in order to assist it in obtaining patent protection of the Licensed Patents and any applications therefor. Enzon shall execute all legal documents reasonably necessary to support the filing, prosecution and maintenance of said Patents. Enzon shall, at the request of Inex, enter into such further agreements and execute any and all documents as may reasonably be required to ensure that ownership of the Licensed Patents remains with Inex.

12.7  Prosecution and Maintenance of Licensed Patents

      12.7.1 Inex shall be responsible for and pay all future costs of prosecuting and maintaining the Licensed Patents.

      12.7.2 Subject to Inex's obligations to its licensors, if Inex decides to abandon prosecution or maintenance of a particular Licensed Patent whose claims relate directly to the Field, Inex will notify Enzon of such decision as soon as reasonably possible, and in any event no less than 30 days prior to the effective abandonment date. As for patent applications, upon receiving such notice, Enzon may request that Enzon have the right to continue such prosecution of such patent application, which request Inex will reasonably consider,

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              but Inex need not grant such request in any event if Inex has a strategic reason, with respect to its prosecution strategy for its Patents, for abandoning such patent applications. As for issued patents, upon receiving such notice, Enzon will have the right at its sole discretion, to direct Inex to continue payment of maintenance fees of any such issued patents, at Enzon's expense.

12.8  Notice of Inventions

Each Party will report promptly any inventions or anything giving rise to Intellectual Property Rights arising in the course of and in connection with the Development, Commercialization or Co-Promotion to the other Party. Without limiting the generality of the foregoing, Enzon shall promptly notify Inex of any Elan Improvements, and Inex will notify Elan of such Elan Improvements.

12.9  ***

12.10 Elan a Third Party Beneficiary

The Parties agree that Elan is a third party beneficiary under this Agreement and shall have the right (at its option) to directly enforce any obligations for the benefit of Elan contained in this Agreement.

                         Article 13 Allocation of Risk

13.1  Limits

Except as expressly set out in the Related Agreements, nothing in the Related Agreements shall be construed as:

      13.1.1 a warranty or representation by Inex as to title to the Licensed Patents and Inex Technology or that anything made, used, sold or otherwise disposed of under the license granted in the Related Agreements is or will be free from infringement of patents, copyrights, trade-marks, industrial design or other intellectual property rights;

      13.1.2 a warranty or representation by Inex that any patents covered by the Related Agreements are valid or enforceable;

      13.1.3 an obligation by Inex to bring or prosecute or defend actions or suits against Third Parties for infringement of patents, copyrights, trade-marks, industrial designs or other intellectual property or contractual rights;

      13.1.4 the conferring by Inex of the right to use in advertising or publicity the name of Inex or its trade marks;

      13.1.5 a warranty or representation by Enzon that anything made, used, sold or otherwise disposed of under the license granted in the Related Agreements is or will be free from infringement of patents, copyrights, trade-marks, industrial design or other intellectual property rights; or

      13.1.6 the conferring by Enzon of the right to use in advertising or publicity the name of Enzon or its trade marks.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

13.2  ***

13.3  ***

13.4  Co-operation with Other Licensees

Enzon acknowledges that Inex or its Affiliates have granted rights:

      13.4.1  in the Territory in respect of fields outside the Field, and

      13.4.2  outside the Territory,

and may grant to other sublicensees rights:

      13.4.3  in the Territory in respect of fields outside of the Field, or

      13.4.4  outside the Territory,

similar to those granted to Enzon under Sections 13.2, 13.3 and this Section
13.4. In the event of any litigation of the kind described in Sections 13.2 and 13.3:

      13.4.5 inside the Territory in fields outside of the Field, or outside the Territory, that may reasonably affect Enzon's use in the Territory of the Licensed Patents or Inex Technology in the Field or the use or sale of the Product; or

      13.4.6 in respect of the Field that may reasonably affect Inex or one or more of Inex's or its Affiliates' sublicensee's use of the Licensed Patents or Inex Technology outside the Field or outside the Territory or the manufacture, use or sale of products outside the Field or outside the Territory by Inex, its Affiliates, or one or more other such sublicensee(s);

then Inex, Enzon and such other sublicensees will use good faith efforts to consult with each other and consider the interests of the other parties in determining the course of action, if any, necessary or appropriate to prosecute or defend the litigation. Inex will use Commercially Reasonable Efforts to include in its sublicense agreements, provisions that allow the participation of Enzon as contemplated herein.

              Article 14 Indemnification and Liability Limitations

14.1  Indemnification by Enzon

      14.1.1 Enzon hereby agrees that it shall be responsible for, indemnify, hold harmless and defend Inex and its Affiliates, and their respective shareholders, partners, Representatives, and their respective heirs, successors and assigns (collectively, the "Inex Indemnitees") from and against any and all claims, demands, losses, liabilities, damages, Development Costs and expenses (including reasonable legal fees) (collectively, "Losses") suffered or incurred by any Inex Indemnitee arising out of, relating to, resulting from or in connection with:

              (a) any claim by Enzon's employees arising out of the employment by Enzon of such employees and related to the employment relationship or termination thereof; or

              (b)       any Third Party claims arising out of or relating to:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        (i) the breach of any representation or warranty made by Enzon in any of the Related Agreements;

                        (ii) the default by Enzon in the performance or observance of any of its obligations to be performed or observed under any of the Related Agreements;

                        (iii) the breach by Enzon, its Affiliates or
                              Sublicensees of any Regulatory Requirements in connection with the Product or in the performance or observance of any of its obligations to be performed or observed under any Related Agreement; or

                        (iv) the negligence or wilful misconduct of Enzon or its Representatives.

      14.1.2 The foregoing shall not apply to the extent that such Losses are due to:

              (a) the breach of any representation or warranty made by Inex in the Related Agreements;

              (b) the default by Inex in the performance or observance of any of its obligations to be performed or observed under the Related Agreements;

              (c) the breach by Inex of any Regulatory Requirements in connection with the Product or in the performance or observance of any of its obligations to be performed or observed under the Related Agreements; or

              (d) the negligence or wilful misconduct of Inex or its Representatives.

14.2  Indemnification by Inex

      14.2.1 Inex hereby agrees that it shall be responsible for, indemnify, hold harmless and defend Enzon and Enzon's Affiliates and Sublicensees, and their respective shareholders, partners, Representatives, and their respective heirs, successors and assigns (collectively, the "Enzon Indemnitees"), from and against any and all Losses suffered or incurred by any Enzon Indemnitee arising out of, relating to, resulting from or in connection with:

              (a) any claim by Inex's employees arising out of the employment by Inex of such employees and related to the employment relationship or termination thereof; or

              (b)       any Third Party claims arising out of or relating to:

                        (i) the breach of any representation or warranty made by Inex in any Related Agreement;

                        (ii) Inex's failure to convey to Enzon Intellectual Property Rights under the Regents' Patents at least co-extensive (within the Field and within the Territory as defined in the Related Agreements) with the scope of the Intellectual Property Rights under the Regents' Patents purported to be granted by Elan to IE pursuant to the Elan License;

                        (iii) the default by Inex in the performance or
                              observance of any of its obligations to be performed or observed under any Related Agreement;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        (iv) the breach by Inex of any Regulatory Requirements in connection with the Product or in the performance or observance of any of its obligations to be performed or observed under any Related Agreement; or

                        (v) the negligence or wilful misconduct of Inex or its Representatives.

      14.2.2 The foregoing shall not apply to the extent that such Losses are due to:

              (a) the breach of any representation or warranty made by Enzon in the Related Agreements;

              (b) the default by Enzon in the performance or observance of any of its obligations to be performed or observed under the Related Agreements;

              (c) the breach by Enzon, its Affiliates or Sublicensees of any Regulatory Requirements in connection with the Product or in the performance or observance of any of its obligations to be performed or observed under the Related Agreements; or

              (d) the negligence or wilful misconduct of Enzon or its Representatives.

14.3  Notice of Claims

In the event that a claim is made pursuant to Section 14.1 or 14.2 above against any person or entity which seeks indemnification hereunder (the "Indemnitee"), the Indemnitee shall give the indemnifying Party (the "Indemnitor") prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement and agrees that the Indemnitor shall not have any obligation under the relevant Section unless:

      14.3.1  the Indemnitor is granted, subject to the provisions of this
              Section 14.3 and the relevant provisions of Article 13, full authority and control over the defense, including settlement, against such claim or law suit or other action, and

      14.3.2 the Indemnitee cooperates fully with the Indemnitor and its agents in defense of the claims or law suit or other action.

The Indemnitee shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice, at its own expense, provided however, that the Indemnitor shall, subject to the provisions of this Section 14.3 and the relevant provisions of Article 13, have full authority and control to handle any such claim, complaint, suit proceeding, or cause of action, including any settlement or other disposition thereof, for which the Indemnitee seeks indemnification under this Section, provided however, subject to the following sentence, that no settlement or consent judgment or other voluntary final disposition may be entered into without the consent of the Indemnitee if such settlement would require the Indemnitee to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity of any Licensed Patent(s) or significantly adversely affect the rights of the Indemnitee.

14.4  Consequential Losses

NO PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THE RELATED AGREEMENTS; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

OBLIGATION OF SUCH PARTY UNDER SECTIONS 14.1 OR 14.2 FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.

14.5  Actions Between the Parties

For the avoidance of doubt, in connection with actions brought by one Party hereto against the other (whether for breach of any provisions hereof, any representation or warranty made herein or otherwise), each Party expressly reserves all of its rights and remedies under Applicable Law, including, without limitation, the right to sue for breach of contract.

14.6  Insurance

Except as provided for below, for the term of this Agreement and for a period of five years after the expiration of this Agreement or the earlier termination thereof, each of the Parties shall obtain and maintain, and shall cause their respective Affiliates and any Sublicensees to obtain and maintain, at their respective sole cost and expense, comprehensive general liability insurance, including product liability insurance on the Products, in amounts, which are reasonable and customary in the USA pharmaceutical industry for companies of comparable size and activities, but in no event less than ***. To the extent reasonably practicable, this insurance shall include the other Party and their respective Representatives as additional insureds. Each Party shall provide written proof of the existence of such insurance to the other Party upon request. If a Party maintains clinical trial insurance separate from its product liability insurance, which clinical trial insurance is in an amount that is reasonable and customary in the US pharmaceutical industry for companies of comparable size and activities, then the product liability insurance need not commence until FDA approval.

              Article 15 Confidential Information and Publication

15.1  Treatment of Confidential Information

Each Party hereto shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of the Related Agreements, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its Representatives.

15.2  Permitted Disclosures

      15.2.1 Either Party may disclose the Confidential Information of the other Party to its permitted Representatives to facilitate or carry out the activities under the Related Agreements, provided that such Third Parties enter into an agreement with such Party which contains confidentiality provisions substantially the same as those set forth herein, and such Party remains liable to the other Party for the breach of such terms by such Party's Representatives.

      15.2.2 Either Party may disclose the Confidential Information of the other Party to its attorneys, accountants or other advisors, or actual or potential lenders, investors or purchasers, each of whom is subject to confidentiality restrictions similar to those set forth herein and such Party remains liable to the other Party for the breach of such terms by such persons.

      15.2.3 Either Party may disclose the Confidential Information of the other Party to the extent such disclosure is required to be disclosed by the receiving Party to comply with Applicable Laws, to defend or prosecute litigation or to comply with governmental

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure, and provided further that disclosure of such Confidential Information pursuant to this Section shall not relieve the receiving Party of continued adherence to Section 15.1 with respect to such Confidential Information.

15.3  Publications Generally

The following restrictions shall apply with respect to the disclosure in scientific journals or publications or speeches by any Party or any employee or consultant of any Party relating to the inventions contained in the Licensed Patents and the Inex Technology or to the activities or results of the Development, Manufacture or Commercialization:

      15.3.1 a Party (the "Publishing Party") shall provide the other Party with an advance copy of any proposed publication and such other Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve Intellectual Property Rights or Confidential Information belonging in whole or in part to Inex or Enzon, and the incorporation of such recommended changes shall not be unreasonably refused; and

      15.3.2  if such other Party informs the Publishing Party, within fifteen
              (15) Business Days after receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on any Intellectual Property Rights or Confidential Information belonging in whole or in part to Inex or Enzon, the Publishing Party shall delay or prevent such publication as proposed. In the case of inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for a certificate of invention on the information involved but not less than ninety (90) days or more than 120 days.

Nothing in this Section 15.3 shall apply to Promotional Materials approved for use in accordance with the Co-Promotion Agreement.

15.4  No Limitation on Regulatory Compliance

Nothing in the Related Agreements shall be construed as preventing or in any way inhibiting either Party from complying with Regulatory Requirements governing the development, manufacture, use and sale or other distribution of Product in the Territory in any manner which it reasonably deems appropriate, including, for example, by disclosing to Regulatory Authorities confidential or other information received from the other Party.

                         Article 16 Dispute Resolution

16.1  Negotiation

Subject to Section 12.1 of this Agreement:

      16.1.1 If a dispute or controversy regarding any right or obligation under the Related Agreements arises between the Parties and cannot be resolved within fifteen (15) days of the dispute or controversy, or within such other period as may be agreed by the Parties, the Parties will seek to resolve such dispute or controversy or failure to agree by good

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              faith negotiation between senior management representatives of the Parties, to be commenced promptly after such dispute or controversy or failure to agree arises.

      16.1.2 If such dispute or controversy or failure to agree is not resolved by such negotiation within thirty (30) days after written notice by one Party to the other, and at least one Party requires such resolution, then the Parties shall proceed as follows: any unresolved dispute, controversy, action, claim or proceeding initiated by either Party (other than a Third Party action, claim or other proceeding in a bona fide action, claim or other proceeding initiated by a Third Party against a Party) relating to, arising out of or resulting from any Related Agreement, or the performance by either Party of its obligations under any Related Agreement, or any alleged breach, termination or invalidity of any Related Agreement, whether before or after termination or expiration of any Related Agreement, shall be finally resolved by binding arbitration pursuant to Section 16.2.

16.2  Arbitration

Subject to Section 12.1 of this Agreement, in the event of any unresolvable dispute, difference, or question arising between the Parties in connection with the Related Agreements or any clause or the construction thereof, or the rights, duties or liabilities of either Party, or the scope or validity of any patent licensed hereunder, the matter shall be submitted for arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall take place in Chicago, Illinois or as otherwise agreed by the Parties. A single arbitrator shall be appointed by agreement of the Parties to resolve all such disputes, differences or questions. The arbitrator shall be guided by the contents of the Related Agreements in arriving at a decision to resolve the dispute, but may rely on extrinsic evidence where appropriate and/or necessary. The arbitrator's resolution must be pursuant to and consistent with the laws of Delaware. The Parties shall share the cost of the arbitration unless, in the arbitrator's opinion, the position advanced by one of the Parties, or the nature or manner of presenting it, is such that it would be unfair to so apportion such expenses, in which case the arbitrator may apportion such expenses differently.

16.3  Consent to Jurisdiction

Subject to Section 12.1 of this Agreement, the parties hereto irrevocably consent to the non-exclusive personal jurisdiction of any state or federal court in the Northern District of Illinois for the enforcement of any arbitration award arising under the Related Agreements.

                             Article 17 Termination

17.1  Term of Agreement

This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided for herein, shall expire, on a country-by-country basis, upon the later of:

      17.1.1 expiration of the last to expire of the Licensed Patents containing Valid Claims covering the Product in such country in the Territory; and

      17.1.2 fifteen years from the date of the First Commercial Sale in that country;

and such period shall be the "Term" under this Agreement.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

17.2  Renewal

On or before six months before the expiration of this Agreement in accordance with its terms in any country in the Territory, Enzon may notify Inex in writing that Enzon wishes to renew this Agreement. In the event that Enzon so notifies Inex, the Parties will negotiate in good faith for the extension of the Term. If the Parties have not reached agreement in writing to extend the Term on or before the expiry of the Term in such country, this Section 17.2 shall be of no further force or effect.

17.3  Termination for Breach

Each Party shall be entitled to terminate this Agreement by written notice to the other Party in the event that the other Party shall be in material default of any of its obligations hereunder, and shall fail to remedy any such default within ninety (90) days after notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Any such notice shall set out expressly the actions required of the breaching Party to remedy the default. If such default is not corrected, the non-breaching Party shall have the right to terminate this Agreement by giving written notice to the Party in default provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

17.4  Termination upon Bankruptcy

      17.4.1 This Agreement may be terminated by a Party by providing written notice to the other Party upon:

              (a)       the bankruptcy, liquidation or dissolution of the other
                        Party;

              (b) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party; or

              (c) the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

      17.4.2 Notwithstanding the foregoing, either Party may seek the waiver of the operation of Section 17.4.1 in advance of any event giving rise to a right of termination under Section 17.4.1(b), and, provided that:

              (a) the requesting Party is in good standing and not in breach of any of the terms of the Related Agreements;

              (b) the requesting Party is in reasonable financial condition; and

              (c) the Party whose consent is sought will not be prejudiced by granting such waiver,

              the Party whose consent is sought will not unreasonably withhold its consent to such waiver. Such waiver may be revocable in the event of a material adverse change in circumstances related to the requesting Party not contemplated at the time of granting the waiver.

17.5  Termination of Related Agreements

In the event of termination of this Agreement, the Related Agreements shall terminate with immediate effect, subject to any continuing or surviving obligations as set forth in each such Related Agreement.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

17.6  Effect of Termination

The termination of this Agreement for any reason will be without prejudice to:

      17.6.1 at Enzon's option and request, and subject to the terms of this Agreement, Inex shall continue to perform its obligations hereunder in respect of any Purchase Orders delivered to Inex prior to the effective date of such termination, and Enzon will pay Inex for any such Product received in accordance with such Purchase Order(s);

      17.6.2 Inex's right to receive all payments accrued from Enzon as of the effective date of such termination including, but not limited to, payment for all Product for which a Purchase Order has been received as of the effective date of such termination and for which Enzon has elected to have Inex perform its obligations hereunder pursuant to Section 17.6.1;

      17.6.3 Inex's right to receive reimbursement for all costs and liabilities incurred by Inex as of the date of Inex's receipt of Enzon's notice of termination, which cost and liabilities Inex has properly and reasonably incurred in exercising good supply chain management practices in response to Enzon's Forecast. For greater certainty, such costs and liabilities shall include all reasonable and necessary non-cancellable obligations entered into prior to Inex's receipt of Enzon's notice of termination, but arising after Inex's receipt of Enzon's notice of termination; and

      17.6.4 any other legal, equitable or administrative remedies as to which either Party may then or thereafter become entitled.

17.7  Consequences of Termination in Certain Circumstances

      17.7.1  In the event of:

              (a) the termination of this Agreement by Enzon pursuant to Sections 17.3 or 17.4:

                        (i) Inex hereby provides Enzon permission to provide the FDA and any foreign equivalent of the FDA in the Territory with reference access to Inex's NDA filed or to be filed in the United States, Canada and elsewhere and such other Regulatory Submissions as Enzon may request. In countries in the Territory where required by Regulatory Requirements, Enzon may incorporate Inex's NDA and Regulatory Submissions into Enzon's own submissions;

                        (ii) Inex will use Commercially Reasonable Efforts, at Enzon's expense, to transfer the Inex Technology then in the possession of Inex to the extent necessary to permit Enzon or its designee to Manufacture the Product. Where the Manufacturing is performed by Third Parties, Inex shall use Commercially Reasonable Efforts to assist Enzon, at Enzon's expense, in dealing with such Third Parties; and

                        (iii) Enzon will buy Inex's raw materials, work in
                              progress and inventory of Product at Inex's cost of same; and

                        (iv) For up to three years after the effective date of such termination, Inex shall use Commercially Reasonable Efforts to ensure that Enzon has a continuous and uninterrupted supply of Product, on commercially

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                              reasonable terms to the extent under Inex's reasonable control, until Enzon has a reasonably secure alternative source of supply for the Product, provided that Enzon is using Commercially Reasonable Efforts to obtain such an alternative source of supply.

              (b) termination of this Agreement by Inex pursuant to Sections 17.3 or 17.4, Inex may, on notice in writing to Enzon, do any or all of the following:

                        (i) cause Enzon to buy Inex's raw materials, work in progress and inventory of Product at Inex's cost of same;

                        (ii) cause Enzon to assign to Inex any Trademarks and all registrations and applications therefor without additional consideration; and

                        (iii) terminate the license to certain Inex Trademarks
                              set out in Section 9.3.

      17.7.2 Enzon shall within thirty (30) days after the effective date of a termination pursuant to this Article 17, notify Inex in writing of the amount of the Product which Enzon, its Affiliates and Sublicensees then have on hand, the sale of which would, but for the termination, be subject to payments to Inex in accordance with this Agreement, and Enzon, its Affiliates and Sublicensees shall thereupon be permitted during the six (6) month period following such termination to sell that amount of the Product, provided that Enzon shall pay the aggregate sums owed to Inex pursuant to this Agreement thereon at the conclusion of the earlier of the last such sale or such period.

17.8  Additional Consequences of Termination

      17.8.1 On or before the effective date of termination of this Agreement, Enzon shall promptly deliver to Inex a copy of all Data and such other information, materials (including biological materials) and documents in Enzon's possession or control arising from the development of the Product under this Agreement, including, without limitation, the Development, provided that Inex shall be responsible for any reasonable associated Out-of-Pocket Costs associated with transferring same;

      17.8.2 In the event that termination occurs before the payment of all Manufacturing Costs referred to in Article 2, then, concurrently with such termination, Enzon shall pay to Inex such payment on the effective date of such termination.

17.9  Survival of Obligations; Return of Confidential Information

      17.9.1 Upon any termination of this Agreement pursuant to this Article 17, neither Party shall be relieved of any obligations incurred prior to such termination.

      17.9.2 Notwithstanding any termination of this Agreement, the obligations of the Parties under Article 1, Sections 2.8, 2.9, 2.11, 2.12, 2.13, 5.6, 5.7, 6.2, 6.3, 6.4, 9.12 and 11.5, Article 12, Article
              13, Article 14, Article 15, Article 16, Article 17 and Article 18, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable.

      17.9.3 Upon any termination of this Agreement pursuant to Article 17, except as contemplated hereby, each Party shall promptly return to the other Party all Manufactured materials, written Confidential Information, and all copies thereof (except for one archival copy to

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

              be retained by a person designated by such Party (who shall not make such Confidential Information generally available to employees or other representatives of such Party) for the purpose of confirming which information to hold in confidence hereunder), of the other Party which is not covered by a license surviving such termination.

                            Article 18 Miscellaneous

18.1  Assignment

      18.1.1 The rights and obligations set out in this Agreement are personal to each Party and for this reason, except as expressly set out in this Agreement, this Agreement will not be assignable by either Party in whole or in part, nor will either Party subcontract any of its obligations hereunder without the prior written consent of the other Party, which consent shall not be withheld or delayed unreasonably; provided, however, that the restriction contained herein will in no way limit the rights of either Party to:

              (a) assign or subcontract any right or obligation hereunder to any of its Affiliates; or

              (b) appoint as its agent for any purpose of this Agreement any such Affiliate; or

              (c) assign any right or obligation hereunder to any person or entity that:

                        (i) purchases all or substantially all of its assets to which this Agreement relates or

                        (ii) purchases all or substantially all of the stock of either Party; or

                        (iii) acquires or is combined with either Party in a
                              merger or some other form of business combination.

      18.1.2 This Agreement will be binding upon and will enure to the benefit of the parties hereto and to any permitted assignee or successor of either party.

      18.1.3 Subject to other provisions of this Section 18.1, if one Party validly assigns or subcontracts any or all of its obligations hereunder, such assigning or subcontracting Party agrees to remain bound by all of its responsibilities and obligations hereunder.

      18.1.4 Any and all assignments of this Agreement or any interest herein not made in accordance with this Section 18.1 will be void ab initio.

18.2  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.3  Exhibits and Appendices

Each exhibit hereto is incorporated by reference and made a part of this Agreement.

18.4  Force Majeure

In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; failure of transportation; inability to procure or use materials, or any other cause beyond the reasonable control of the Party invoking this
Section 18.4 if such Party shall have used its reasonable efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

18.5  Further Assurances

Each Party hereto agrees to execute, acknowledge and deliver such further instruments and do all such further acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

18.6  International Sale of Goods Act

The Parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

18.7  Modification

No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

18.8  No Agency

Except as explicitly set forth herein, nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Inex shall be an independent contractor, not an employee of Enzon, and the manner in which Inex renders its services under this Agreement shall be within Inex's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

18.9  No Solicitation or Hiring of Employees

During the Term and for one year thereafter, neither Inex nor Enzon shall, without the prior consent of the other Party, solicit the employment of or hire any person who during the course of employment with the other Party was involved with activities under the Commercialization Plan and who when solicited or to be hired is a current employee of the other Party.

18.10 Non-Use of Names

Except as otherwise expressly set out in this Agreement, neither Party shall use the name of the other Party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other Party in each case (which consent shall not be unreasonably withheld or delayed).

18.11 Notices

Any notice or other communication in connection with this Agreement must be in writing and if by mail, by registered mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to Inex:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      Inex Pharmaceuticals, Inc.
      c/o Corporation Trust Center
      1209 Orange Street
      Wilmington, DE 19801

      Attention: President and CEO

      With copies to:

      Inex Pharmaceuticals Corporation
      100-8900 Glenlyon Parkway
      Burnaby, British Columbia
      Canada V5J 5J8
      Fax: 604-419-3202
      Attention: Sr. V.P. Commercial Operations;

      With a copy to:

      Inex Pharmaceuticals Corporation
      100-8900 Glenlyon Parkway
      Burnaby, British Columbia
      Canada V5J 5J8
      Fax: 604-419-3202
      Attention:  Business Development

      and:

      Lang Michener
      1500-1055 West Georgia Street
      Vancouver, British Columbia
      Canada V6E 4N7
      Fax: 604-685-7084
      Attention: Leo Raffin

      and:

      Farris, Vaughan, Wills & Murphy
      2600 - 700 West Georgia Street
      Vancouver, British Columbia
      Canada V7Y 1B3
      Fax: 604-661-9349
      Attention: James Hatton

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      If to Enzon:

      ENZON PHARMACEUTICALS, INC.
      685 Route 202/206
      Bridgewater, New Jersey
      08807
      Fax: 908.541.8680
      Attention: Vice President, Business Development

      with a copy to:

      Enzon Pharmaceuticals, Inc.
      685 Route 202/206
      Bridgewater, NJ  08807
      Fax: 908.541.8838
      Attention: General Counsel

18.12 Parallel Imports

Enzon and Inex shall each use its Commercially Reasonable Efforts to provide that each Party's sublicensees, distributors or dealers to whom each Party or its Affiliates or sublicensees sells the Products for resale shall not sell any Product to any customer located outside any country or region of the Territory where each Party may exercise its rights.

18.13 Publicity

Except as required by law, stock exchange or Regulatory Authority:

      18.13.1 neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld;

      18.13.2 the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure; and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      18.13.3 notwithstanding the foregoing, the Parties agree that the press release set out in Exhibit 18.13.3 shall be released by the Parties upon execution and delivery of this Agreement by both Parties.

18.14 No Third Party Beneficiaries

Except as expressly set out in this Agreement, nothing in this Agreement is intended to or shall confer upon any Third Part any legal or equitable right, benefit or remedy of any nature whatsoever.

18.15 Waiver

The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

18.16 Cross Default

A breach of or default under any of the Related Agreements other than the Co-Promotion Agreement shall constitute a breach of and default under all the Related Agreements.

IN WITNESS WHEREOF, the Parties have executed this Product Supply Agreement as of the date first above written.

Inex Pharmaceuticals, Inc.

By: /s/ David J. Main
    ---------------------------
Name:  David J. Main
Title: President & CEO


Enzon Pharmaceuticals, Inc.

By: /s/ Arthur J. Higgins
    ---------------------------
Name:  Arthur J. Higgins
Title: Chairman & CEO

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.1: Adverse Drug Event

                             ADVERSE DRUG EVENT FORM

      An Adverse Drug Event shall mean any noxious, unintended, or untoward medical occurrence in a patient or clinical investigation subject associated with the use of a medicinal or investigational product, whether or not related to the medicinal or investigational product.

      This Form must be completed and faxed to the Regulatory Authorities (with a copy provided to the other Party):

a) Immediately, or not later than 24 hours following receipt of any information relating to an Adverse Drug Event; and

b) No later than two (2) business days following receipt of any information relating to a product complaint.

      Complaint Date:__________________________

      Complaint received by:___________________      Title:_____________________

      Manner complaint received in:    Oral |_|    Written |_|    Faxed |_|

                                       Other:___________________________________

      Complainant's name:_________________   Phone:_______________ Fax: ________

      Clinic's name:_________________ Phone:___________________  Fax:___________

      Clinic's Address:_________________________________________________________

      Product Name: ____________ Lot number: __________ Expiry Date:____________

      Description of Product Complaint or Adverse Drug Event:___________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.44: Master Production Record

Inex SOP 1202.28-RO Manufacturing of Vincristine Sulfate Liposomes Injection (14.2 mg/mL) (incorporated by reference)

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.71: Specifications

Specifications as set forth in the approved NDA will be inserted upon FDA approval

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 1.1.77: Trademarks in the Territory

The trademark which the FDA approves for use in association with the Product in the USA and its Canadian counterpart.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 2.1.1(a): Manufacturing Cost

***

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 2.1.1(b): Deferred Sales Price and Deferred Sales Payments

In partial consideration for the purchase of Product, Enzon shall pay Inex Deferred Sales Payments based on all Net Sales in the Territory of the Product by Enzon, its Affiliates and Sublicensees at the following rates, calculated in the manner set out below and in Article 2:

--------------------------------------------------------------------------------
                                                                   Deferred
         Annual Net Sales of Product in Territory ($)            Sales Price
================================================================================

***

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 9.10: Interim Budget

***

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit10.1: Joint Steering Committee Responsibilities and Initial Constituency

The members of the Joint Steering Committee as of the Effective Date are:

For Enzon:

Eddy Anglade, VP - Clinical

      Clarke Atwell, VP - Sales & Marketing

      Katherine Bishburg, VP - Regulatory

      Eric Liebler, VP - Business Development

For Inex:

      Tom MacRury, Senior VP, Commercial Operations

      Alexandra Mancini, Senior VP, Clinical and Regulatory Affairs

      Jeff Charpentier, VP Finance and CFO

      Linda Diano, Director, Project Management

The Joint Steering Committee shall have the following responsibilities:

1. review amendments to the Commercialization Plan and submit same to the Parties for review and approval;

2.    establish working committees to conduct work under the Commercialization
      Plan;

3. assign responsibility for conducting all needed Commercialization work appropriately between the Parties, including providing for subcontractors to perform certain tasks if desirable;

4.    oversee all Commercialization activities;

5. coordinate between the Parties with respect to the overall strategy for Commercialization;

6.    review the reports of Commercialization Costs;

7.    review the reports of Net Sales against sales targets;

8. be the primary contact point between the Parties regarding the transfer of information and the discussion of each Party's efforts to conduct Commercialization;

9. such other duties and responsibilities as may be agreed upon by the Parties; and

10. be the primary contact point between the Parties regarding the transfer of information and the discussion of each Party's efforts to conduct Commercialization.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Exhibit 18.13.3: Press Release

  ENZON AND INEX SIGN COMMERCIALIZATION PARTNERSHIP FOR ONCOLOGY DRUG ONCO TCS

Bridgewater, NJ, and Vancouver, Canada - January XX, 2004 - Enzon
Pharmaceuticals, Inc. ("Enzon"; NASDAQ: ENZN) and Inex Pharmaceuticals Corporation ("INEX"; TSX: IEX) today announced a strategic partnership to develop and commercialize INEX's proprietary oncology product Onco TCS.

Under the terms of the agreement, Enzon receives the exclusive North American commercialization rights for Onco TCS for all indications. The lead indication is relapsed aggressive non-Hodgkin's lymphoma (NHL) for which INEX is in the process of submitting a "rolling" New Drug Application (NDA) to the United States Food and Drug Administration (FDA), which is expected to be completed during the first quarter of calendar year 2004. The product is also in numerous phase II clinical trials for several other cancer indications, including first-line NHL.

INEX receives a US$12 million up-front payment and will receive up to a US$20 million payment upon Onco TCS receiving approval from the FDA. Additional development milestones and sales based bonus payments could total US$43.75 million, of which US$10 million is payable upon annual sales first reaching US$125 million and US$15 million is payable upon annual sales first reaching US$250 million. INEX will also receive a percentage of commercial sales of Onco TCS and this percentage will increase as sales reach certain predetermined thresholds.

INEX has the option of complementing Enzon's sales efforts by co-promoting Onco TCS through the formation of a dedicated North American sales and medical science liaison force. The costs of building INEX's co-promotion force would be shared equally by both companies and Enzon will record all sales in the licensed territories.

Arthur Higgins, Enzon's chairman and chief executive officer, said, "This transaction is highly complementary to our R&D and manufacturing infrastructure, is an excellent fit with the therapeutic focus of our field force and most importantly, offers the potential to significantly increase Enzon's product revenues beginning as soon as fiscal 2005."

David Main, INEX's president and chief executive officer, said the agreement meets INEX's objectives for a commercialization partnership. "It rewards our company for successfully taking Onco TCS through clinical trials and through to an NDA, it gives us a strong partner dedicated to oncology with which to share costs of commercializing Onco TCS and expanding its potential uses. It also lets us benefit from future sales with a formula for capturing an increasing share of commercial sales."

"Enzon has expertise in the development, manufacturing and marketing of liposomal drugs and has the motivation to make Onco TCS sales an important part of its future," Main said. "This deal also provides a cost-effective means for us to build our own commercial infrastructure to work alongside Enzon's, which is important for our future growth strategy and pipeline activities."

Enzon and INEX will share equally the future development costs designed to obtain and maintain marketing approvals in North America for Onco TCS, while Enzon will pay all sales and marketing costs and certain other post-approval clinical development costs typically associated with commercialization activities. Enzon plans to market Onco TCS through its entire North American

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

sales force of approximately 60 people, which currently markets ABELCET(R), ONCASPAR(R), and DEPOCYT(R) to the oncology market.

INEX retains manufacturing rights and will initially manufacture and supply the drug and be reimbursed by Enzon. INEX and Enzon are discussing the potential of transferring manufacturing to Enzon's sterile injectable manufacturing facility in Indianapolis, Indiana where Enzon manufacturers its commercial drug ABELCET(R) (Amphotericin B Lipid Complex Injection) and where MYOCETTM (liposome encapsulated doxorubicin citrate complex) is manufactured for Elan Corporation, plc.

The companies will also explore the acquisition and joint development of other cancer drugs.

About Onco TCS

Onco TCS is a proprietary drug comprised of the widely used off-patent cancer drug vincristine encapsulated in INEX's TCS (liposomal) drug delivery technology. The TCS technology provides prolonged blood circulation, tumor accumulation and extended drug release at the cancer site. These characteristics are designed to increase the effectiveness and reduce the side effects of the encapsulated drug.

INEX has completed a pivotal phase II/III clinical trial treating relapsed aggressive NHL with Onco TCS. Currently, there is no effective treatment for patients with aggressive NHL that have relapsed following first-line and second-line treatment.

INEX's multi-center pivotal phase II/III trial treated 119 NHL patients who had not responded to their previous therapy or had responded and subsequently relapsed. After treatment with Onco TCS, an overall response rate of 25% was attained. The results of this pivotal trial were released in June 2003 and presented in December 2003 at the American Society of Hematology annual conference along with interim results from two ongoing phase II trials in relapsed Hodgkin's disease and relapsed B-cell lymphoma.

INEX has submitted two major sections of its "rolling" NDA to the FDA seeking marketing approval for Onco TCS as a treatment for relapsed aggressive NHL. The first section was submitted September 30, 2003 and included nonclinical, safety and pharmacology data. The second section was submitted December 3, 2003 and included data on manufacturing process, stability of the drug, composition of the drug and other chemistry and related information. INEX expects the third and final section, containing data from clinical trials, to be submitted during the first quarter of calendar year 2004.

A "rolling" NDA is a process used by the FDA to expedite the review of a drug intended for the treatment of a serious or life threatening condition and that demonstrates the potential to address an unmet medical need. This allows the FDA to begin to review sections of the NDA as they are submitted, as opposed to the normal approval process, which requires the entire NDA to be submitted at one time. In order to be eligible to submit a rolling NDA, a company will usually have been granted Fast Track designation by the FDA, which INEX received in August 2000.

Subject to acceptance of the full NDA for review, INEX expects to have a response from the FDA within six months. If approved, it is anticipated that Onco TCS could be introduced to the marketplace before the end of calendar year 2004 or early in 2005.

Although INEX has chosen to file an NDA for relapsed aggressive NHL as the first route to approval for Onco TCS, Enzon and INEX intend to develop Onco TCS for use as a stand-alone

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

drug and/or in combination therapy for several cancers in which vincristine is now used. Onco TCS is being evaluated in several phase II clinical trials as a treatment for first-line NHL, relapsed small cell lung cancer, relapsed Hodgkin's disease, relapsed acute lymphoblastic leukemia, relapsed pediatric malignancies, relapsed NHL in combination with the approved cancer drug Rituxan(R) (rituximab), and relapsed NHL in combination with the approved cancer drug etoposide.

About Non-Hodgkin's Lymphoma (NHL)

NHL is the fifth-leading cause of cancer deaths in the United States (23,400 estimated in 2003) and the sixth-leading cause of cancer deaths in Canada (2,800 estimated in 2003), according to estimates of the American Cancer Society and the Canadian Cancer Society. Approximately 53,400 and 6,400 new cases were diagnosed in the U.S. and Canada respectively in 2003.

Enzon Conference Call

Company management of Enzon will be hosting a conference call on Wednesday, January 14, 2004 at 7:30 AM EST regarding the agreement. All interested parties can access the call using the following information:

            Domestic dial-in number          888-423-3274

            International dial-in number     612-332-0345

            Access Code                      717232

Enzon's conference call will also be webcast in a "listen only" mode via the internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Wednesday, January 14, 2004 at approximately 11:00 AM. This rebroadcast will end on Wednesday, January 21, 2004 at 11:59PM. The rebroadcast may be accessed using the following information:

             Domestic Dial-In Number:           800-475-6701

             International Dial-In Number:      320-365-3844

             Access Code:                       717232

INEX Conference Call

Company management of INEX will be hosting a conference call on Wednesday, January 14, 2004 at 8:30 AM EST regarding the formation of the partnership. All interested parties can access the call using the following information:

             Dial-In Number:                    416-405-9328

             North American toll free access:   800-387-6216

INEX's conference call will also be webcast via the internet at www.inexpharm.com.

Additionally, for those parties unable to listen at the time of INEX's conference call, a replay will be available shortly following the completion of the call. This rebroadcast will end on January 20, 2004 at 11:59 PM. The rebroadcast may be accessed using the following information:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

             Dial-In Number:                    416-695-5800

             North American toll free access:   800-408-3053

             Access Code:                       1520395

About INEX

INEX is a Canadian biopharmaceutical company developing and commercializing proprietary drugs and drug delivery systems to improve the treatment of cancer.

INEX entered into the partnership with Enzon through agreements entered into by its wholly owned U.S. subsidiary, Inex Pharmaceuticals, Inc.

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), which are all marketed in North America by Enzon's hospital and oncology sales forces. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

      There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from actual future results, events or developments. Such factors include the risk that Onco-TCS may not receive regulatory approval from the FDA, as well as those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC and INEX's publicly filed periodic reports and others, such as, (i) as to Enzon, Enzon's ability to successfully launch and market Onco-TCS, Enzon's ability to sustain profitability, and positive cash flow; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; market acceptance of and continuing demand for Enzon's products; timing and results of clinical trials and the impact of competitive products and pricing and (ii) as to INEX, INEX's stage of development, lack of product revenues, additional capital requirements, risks associated with the completion of clinical trials and obtaining regulatory approval to market INEX's products, risks associated with the failure to secure all necessary intellectual property from third parties, the ability to protect its intellectual property and dependence on collaborative partners. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of January __, 2004, and Enzon and INEX undertake no duty to update this information.

      This release is also available at http://www.enzon.com and http://www.inexpharm.com

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Contacts for Enzon Pharmaceuticals, Inc.     Contacts for Inex Pharmaceuticals
                                             Corporation

Investors                                    Investors
---------                                    ---------

Susan M. Mesco                               Ian Mortimer
Director, Investor Relations                 Senior Director, Investor Relations
Phone: 908-541-8678                          Phone: 604-419-3200

Media                                        Media
-----                                        -----

Euro RSCG Life NRP                           James Hoggan & Associates Inc.
Mark Vincent                                 Karen Cook Boas
Phone : 212-845-4239                         Phone: 604-739-7500

Enzon's common shares are traded on NASDAQ under the trading symbol "ENZN".

INEX's common shares are traded on the Toronto Stock Exchange under the trading symbol "IEX".